Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-292786

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 6, 2026)

Up to US$2,354,291

Uni-Fuels Holdings Limited

Class A Ordinary Shares

We have entered into an At the Market Offering Agreement, dated October 23, 2026 (the “Sales Agreement”), with Rodman & Renshaw LLC (the “Manager” or “Rodman”), relating to the sale of our Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares” and, together with our Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares”), the “Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell Class A Ordinary Shares having an aggregate offering price of up to US$2,354,291 from time to time through or to the Manager, acting as sales agent and/or principal, subject to the limitations under General Instruction I.B.5. of Form F-3. The par values stated above reflect the 1-for-10 share consolidation of our Ordinary Shares, which became effective under Cayman Islands law on October 16, 2026 but has not yet been reflected in the trading of our Class A Ordinary Shares on the Nasdaq Capital Market. See “Prospectus Supplement Summary, Recent Developments, Share Consolidation.”

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, on any other existing trading market for our Class A Ordinary Shares or to or through a market maker or directly to Rodman as principal. The Manager may also sell our Class A Ordinary Shares in privately negotiated transactions with our consent or in block transactions. The Manager is not required to sell any specific number or dollar amount of Class A Ordinary Shares, but will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the Class A Ordinary Shares designated by us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Manager will be entitled to compensation at a fixed placement fee of 3.0% of the gross sales price of all Class A Ordinary Shares sold through it as sales agent under the Sales Agreement. In connection with the sale of the Class A Ordinary Shares on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation to be paid to the Manager.

As of September 9, 2026, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates, or our public float, was approximately US$7,062,874, based on 9,815,000 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares outstanding, of which 9,815,000 Class A Ordinary Shares were held by non-affiliates, and a per share price of US$0.7196, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on September 9, 2026. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UFG.” On October 22, 2026, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$0.3531 per share. Our Class B Ordinary Shares are not listed on any securities exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined under the Exchange Act, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Uni-Fuels Holdings Limited is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations through our operating subsidiaries, principally Uni-Fuels Pte. Ltd. in Singapore. The securities offered by this prospectus supplement are securities of the Cayman Islands holding company and not of our operating subsidiaries.

Our share capital consists of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to one hundred (100) votes and is convertible into one Class A Ordinary Share. Mr. Koh Kuan Hua, our Chairman, Chief Executive Officer and Director, through his wholly owned entity Garden City Private Capital Limited, owns approximately 69.77% of our outstanding Ordinary Shares and holds approximately 99.57% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). See “Prospectus Supplement Summary, Implications of Being a Controlled Company.”

Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 20-F, for a discussion of the factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus supplement is October 23, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-292786) that we filed with the SEC using a “shelf” registration process, which was declared effective by the SEC on February 6, 2026. Under this shelf registration process, we may, from time to time, sell Class A Ordinary Shares having an aggregate offering price of up to US$2,354,291, subject to the limitations under General Instruction I.B.5. of Form F-3, pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Manager has authorized anyone to provide you with different or additional information. Neither we nor the Manager takes responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the Manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” “our Group” or the “Company” refer to Uni-Fuels Holdings Limited, a Cayman Islands exempted company, and its subsidiaries taken as a whole, and references to:

●	“Class A Ordinary Shares” are to the Class A ordinary shares of par value US$0.001 per share in the capital of the Company;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of par value US$0.001 per share in the capital of the Company;

●	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands;

●	“Uni-Fuels Group” are to Uni-Fuels Group Inc., a Cayman Islands intermediate holding company and direct wholly owned subsidiary of the Company;

●	“Uni-Fuels Singapore” are to Uni-Fuels Pte. Ltd., a Singapore company and indirect wholly owned subsidiary of the Company;

●	“VLSFO,” “HSFO,” “MGO” and “BMF” are to very low sulfur fuel oil, high sulfur fuel oil, marine gas oil and bio marine fuel, respectively; and

●	“US$,” “U.S. dollars,” “USD” or “$” are to the legal currency of the United States.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, including statements regarding our plans, strategies and objectives for future operations, our expected use of the net proceeds of this offering, future economic conditions or performance, and the assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to:

●	global economic and international trade conditions affecting the demand for marine fuels;

●	our ability to expand our business operations, including through our offices in Dubai, Shanghai and Cyprus, consistently with our strategies;

●	competition, including the risk that competitors may undercut marine fuels prices;

●	the credit risks of our customers while we remain subject to payment obligations to our suppliers;

●	disruptions in the availability or supply of marine fuels and the quality of marine fuels supplied;

●	changes in the laws and regulations of Singapore and the other jurisdictions in which we operate;

●	our ability to maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market; and

●	the other matters described under “Item 3. Key Information, D. Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. You should not place undue reliance on these statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider before investing in our Class A Ordinary Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and related notes and other information incorporated by reference herein and therein.

Overview

We are a service provider of marine fuels solutions headquartered in Singapore. We market, resell and broker marine fuels products such as VLSFO, HSFO, MGO and BMF, or very low sulfur fuel oil, high sulfur fuel oil, marine gas oil and bio marine fuel. We offer these products to shipping companies and marine fuels suppliers worldwide in-port and offshore. In addition, we may from time to time provide shipping related services to our customers, including the arrangement of ship agents, ship provisions and marine fuels surveyors.

We operate an integrated business model where we serve our customers through two operating models, sales of marine fuels solutions and brokerage. In the sales model, we control and manage the customer relationship throughout the entire transaction and provide value-added solutions such as trade credit, financing, risk management, market intelligence and operational expertise. In the broker model, we refer the customer to a third-party supplier in exchange for a brokerage fee.

As of the date of this prospectus supplement, we are not in compliance with the minimum bid price requirement of the Nasdaq Capital Market. On July 27, 2026, we received a deficiency notice from Nasdaq, and we have until January 25, 2027 to regain compliance. See “Recent Developments” and “Risk Factors, If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, our Class A Ordinary Shares could be delisted.”

Corporate History and Structure

Our History

Our Group’s history can be traced back to October 2021, when Uni-Fuels Singapore was established in Singapore. In December 2023, Koh Kuan Hua acquired 100% of Uni-Fuels Singapore. The Company was incorporated under the laws of the Cayman Islands on March 8, 2024. The Company owns 100% of Uni-Fuels Group, a Cayman Islands intermediate holding company with no business operations incorporated on February 5, 2024, which in turn holds 100% of Uni-Fuels Singapore.

On January 15, 2025, we completed our initial public offering of 2,100,000 Class A Ordinary Shares at an offering price of US$4.00 per share, and on February 4, 2025, the underwriter exercised its over-allotment option in full to purchase 315,000 additional Class A Ordinary Shares at the same price. In connection with our initial public offering, we issued warrants to the representative of the underwriters and its affiliates to purchase an aggregate of up to 105,000 Class A Ordinary Shares at an exercise price of US$5.00 per share.

In 2025, we established Uni-Fuels Middle East FZCO in the United Arab Emirates, Uni-Fuels (Shanghai) Co Ltd in the People’s Republic of China and Uni-Fuels Ltd in Cyprus, each a wholly owned subsidiary of the Company, and in February 2026, we established Uni-Fuels (Thailand) Co., Ltd. in Thailand. Uni-Fuels Singapore has also issued six series of commercial paper through ADDX Exchange, a private market platform regulated by the Monetary Authority of Singapore, each in the amount of US$3.0 million, most recently Series 006 in October 2026. Series 001 through Series 005 have been fully repaid.

At an extraordinary general meeting held on June 8, 2026, our shareholders approved, among other things, (i) an increase in our authorized share capital to US$500,000 divided into 4,500,000,000 Class A Ordinary Shares and 500,000,000 Class B Ordinary Shares, (ii) an increase in the voting rights attached to each Class B Ordinary Share from ten votes to one hundred votes, (iii) the adoption of our second amended and restated memorandum and articles of association, and (iv) the grant of authority to our board of directors to effect one or more share consolidations within two years, at a cumulative ratio of up to 250-for-1. On October 16, 2026, our shareholders approved a 1-for-10 share consolidation, which became effective under Cayman Islands law on that date but has not yet become effective on Nasdaq for trading purposes. See “Share Consolidation” below. At an extraordinary general meeting held on September 8, 2026, our shareholders adopted our third amended and restated memorandum and articles of association. On July 2, 2026, we relocated our principal place of business to 9 Temasek Boulevard, Suntec Tower 2 #19-03, Singapore 038989.

On October 16, 2026, our board of directors approved and recommended to our shareholders a share consolidation of our authorized, issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares on a 1-for-10 basis (the “Share Consolidation”). On the same date, pursuant to Article 8.1(b) and Article 11.16 of our third amended and restated memorandum and articles of association, shareholders representing a majority of the votes entitled to be cast passed an ordinary resolution in writing, without holding a meeting, approving the Share Consolidation with effect from the passing of such resolution. Accordingly, as a matter of Cayman Islands law, the Share Consolidation became effective on October 16, 2026 (the “Legal Effective Date”), and with effect from the Legal Effective Date, every ten (10) issued and unissued Class A Ordinary Shares of par value US$0.0001 each were consolidated into one (1) Class A Ordinary Share of par value US$0.001 each, and every ten (10) issued and unissued Class B Ordinary Shares of par value US$0.0001 each were consolidated into one (1) Class B Ordinary Share of par value US$0.001 each. No fractional shares were issued, and any fractional entitlements were rounded up to the next whole share. Our authorized share capital is now US$500,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.001 each and 50,000,000 Class B Ordinary Shares of par value US$0.001 each. The Share Consolidation has not yet been reflected in the trading of our Class A Ordinary Shares on the Nasdaq Capital Market. We expect our Class A Ordinary Shares to begin trading on a post-consolidation basis on Nasdaq after the date of this prospectus supplement (the “Market Effective Date”), and we will announce the Market Effective Date separately. The Market Effective Date does not affect the date on which the Share Consolidation became effective under Cayman Islands law.

On July 27, 2026, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that, because the closing bid price of our Class A Ordinary Shares had been below US$1.00 per share for 30 consecutive business days, from June 11, 2026 to July 24, 2026, we no longer met the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). We have until January 25, 2027 to regain compliance and may be eligible for an additional 180 calendar day compliance period. See “Risk Factors, If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, our Class A Ordinary Shares could be delisted.”

S-3

Our Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries as of the date of this prospectus:

Garden City Private Capital Ltd
(British Virgin Islands)
(Wholly owned and controlled by Koh Kuan Hua)
Public Shareholders
Shareholding 69.77%
Voting Power 99.57%
30.23%
0.43%
Uni-Fuels Holdings Ltd
(Cayman Islands)
100%
Uni-Fuels Group Inc
(Cayman Islands)
100%
100%
100%
100%
49%
Uni-Fuels Pte Ltd
(Singapore)
Uni-Fuels Middle East FZCO
(United Arab Emirates)
Uni-Fuels (Shanghai) Co Ltd
(China)
Uni-Fuels Ltd
(Cyprus)
Uni-Fuels (Thailand) Co Ltd
(Thailand)
Voting Power 90.56%
Dividend Rights 98.99%
Uni-Fuels Pte Ltd (Branch)
(South Korea)

Corporate Information

Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009. Our principal place of business is 9 Temasek Boulevard, Suntec Tower 2 #19-03, Singapore 038989, and our telephone number is +65 6027 1250. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://uni-fuels.com. Information contained on, or accessible through, our website does not constitute part of this prospectus supplement.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other requirements, including an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting. We will remain an emerging growth company until the earliest of the events specified in the JOBS Act, including the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are exempt from certain provisions of the Exchange Act applicable to U.S. domestic public companies, including the proxy rules, the insider reporting requirements for major shareholders and short-swing profit provisions of Section 16 for our insiders, and the requirement to file quarterly reports on Form 10-Q and current reports on Form 8-K. We are also permitted to follow certain Cayman Islands corporate governance practices in lieu of certain Nasdaq corporate governance requirements.

Implications of Being a Controlled Company

Mr. Koh Kuan Hua, through Garden City Private Capital Limited, owns approximately 69.77% of our outstanding Ordinary Shares and holds approximately 99.57% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c) and are permitted to elect not to comply with certain corporate governance requirements. Although we currently do not intend to rely on the controlled company exemptions, we could elect to do so in the future.

S-4

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Class A Ordinary Shares offered by us	Class A Ordinary Shares having an aggregate offering price of up to US$2,354,291, subject to the limitations under General Instruction I.B.5. of Form F-3. The closing price of our Class A Ordinary Shares was US$0.3531 per share on the Nasdaq Capital Market on October 22, 2026.

Ordinary Shares outstanding immediately before this offering	9,815,000 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares, as of October 22, 2026.

Ordinary Shares to be outstanding immediately after this offering	Up to 16,482,491 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares, assuming the sale of 6,667,491 Class A Ordinary Shares in this offering at an assumed offering price of US$0.3531 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on October 22, 2026. The actual number of Class A Ordinary Shares issued will vary depending on the prices at which the Class A Ordinary Shares are sold from time to time.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Manager, as sales agent and/or principal. See “Plan of Distribution” beginning on page S-14.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including the expansion of our marine fuels business. See “Use of Proceeds” on page S-9.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq trading symbol	“UFG”

Transfer agent and registrar	VStock Transfer, LLC

The number of Ordinary Shares to be outstanding after this offering is based on 9,815,000 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares outstanding as of October 22, 2026, and excludes:

●	105,000 Class A Ordinary Shares issuable upon the exercise of warrants issued to the representative of the underwriters in our initial public offering, at an exercise price of US$5.00 per share, which expire on January 11, 2030;

●	4,869,750 Class A Ordinary Shares reserved for future issuance under the Uni-Fuels Holdings Limited 2024 Share Incentive Plan, all of which are registered on our registration statement on Form S-8 filed with the SEC on September 4, 2026, none of which have been granted as of the date of this prospectus supplement; and

●	22,650,000 Class A Ordinary Shares issuable upon conversion of the 22,650,000 Class B Ordinary Shares outstanding.

S-5

RISK FACTORS

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the risks described below and in the section entitled “Item 3. Key Information, D. Risk Factors” in our most recent Annual Report on Form 20-F, as updated by our subsequent filings with the SEC that are incorporated by reference herein, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Class A Ordinary Shares. The occurrence of any of these risks could cause you to lose all or part of your investment.

Risks Related to Our Business

Developments in artificial intelligence and our use of, or failure to adopt, such technologies could adversely affect our business.

Artificial intelligence (“AI”) technologies are rapidly evolving and are increasingly being adopted in the marine fuels and shipping industries, including for pricing, procurement, risk management and logistics. We have not adopted AI technologies in our core marine fuels business. If our competitors adopt AI technologies more quickly or effectively than we do, we may be at a competitive disadvantage. If we adopt AI tools in our operations in the future, such tools may produce inaccurate or biased outputs, may expose us to cybersecurity, data privacy and intellectual property risks, and may become subject to new and evolving laws and regulations in the jurisdictions in which we operate. Any of these factors could adversely affect our business, financial condition and results of operations.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree or that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. Pending their use, we may invest the net proceeds in a manner that does not produce income or that loses value.

The actual number of Class A Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager at any time throughout the term of the Sales Agreement. The number of shares sold by the Manager will fluctuate based on a number of factors, including the market price of our Class A Ordinary Shares during the sales period, the limits we set with the Manager and the demand for our Class A Ordinary Shares. Because the price per share will fluctuate, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised, and we may not sell any shares under the Sales Agreement.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different levels of dilution and different investment results. Subject to market demand and the terms of the Sales Agreement, we will have discretion to vary the timing, prices and number of shares sold, and there is no minimum or maximum sales price, subject to any minimum price we designate. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase.

Because the prices at which our Class A Ordinary Shares are sold in this offering may be substantially higher than the net tangible book value per share of our Ordinary Shares, you may suffer immediate and substantial dilution. See “Dilution” for a more detailed illustration of the dilution you may incur.

S-6

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares, including under the Sales Agreement, at prices that may not be the same as the price per share paid by investors in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. In addition, the exercise of outstanding warrants, the conversion of Class B Ordinary Shares and the issuance of shares under our 2024 Share Incentive Plan would result in further dilution of your investment.

Future sales or issuances of our securities, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

Sales of a substantial number of our Class A Ordinary Shares in the public market, including under the Sales Agreement, or the perception that such sales may occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. In addition, we may in the future offer additional securities at prices that are lower than the prices paid by investors in this offering, and investors purchasing securities in the future could have rights superior to existing shareholders.

Risks Related to Our Class A Ordinary Shares and Our Corporate Structure

Our dual-class share structure concentrates voting power with our controlling shareholder, which will limit your ability to influence corporate matters.

Our Class B Ordinary Shares carry one hundred (100) votes per share and our Class A Ordinary Shares, which are the only shares offered hereby, carry one vote per share. The voting rights attached to our Class B Ordinary Shares were increased from ten votes to one hundred votes per share pursuant to a special resolution passed at our extraordinary general meeting held on June 8, 2026. All of our Class B Ordinary Shares are held by Garden City Private Capital Limited, which is wholly owned by Mr. Koh Kuan Hua, our Chairman, Chief Executive Officer and Director. As a result, although Garden City Private Capital Limited holds approximately 69.77% of our outstanding Ordinary Shares, it controls approximately 99.57% of the total voting power of the Company, and Mr. Koh effectively controls all matters submitted to our shareholders for approval, including the election of directors, amendments to our memorandum and articles of association, and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Our controlling shareholder may also approve matters by written resolution without convening a general meeting, as permitted by our third amended and restated memorandum and articles of association adopted at our extraordinary general meeting held on September 8, 2026. For example, on October 16, 2026, the Share Consolidation was approved by an ordinary resolution passed in writing by shareholders representing a majority of the votes entitled to be cast, without a meeting of shareholders. Even if we sell the maximum amount of Class A Ordinary Shares permitted in this offering, Garden City Private Capital Limited will continue to control substantially all of our voting power. Holders of Class A Ordinary Shares will have limited ability to influence the outcome of shareholder votes, regardless of their economic stake in the Company. This concentrated voting power may discourage, delay or prevent a change of control of the Company and may adversely affect the trading price of our Class A Ordinary Shares. In addition, certain index providers exclude or limit companies with multiple-class share structures, which could reduce demand for our Class A Ordinary Shares.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, may qualify for and rely on exemptions from certain corporate governance requirements.

Our chief executive officer, through his holding company, Garden City Private Capital Limited, controls more than 50% of the total voting power of our outstanding shares. As a result, we are a “controlled company” under the Nasdaq corporate governance rules and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of our board of directors consist of independent directors and that our compensation and nominating and corporate governance committees be composed entirely of independent directors. Although we do not currently intend to rely on these exemptions, investors may find our Class A Ordinary Shares less attractive if we do so, which could adversely affect the trading price of our Class A Ordinary Shares.

If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, our Class A Ordinary Shares could be delisted.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. To maintain that listing, we must satisfy continued listing requirements, including a minimum bid price of US$1.00 per share under Nasdaq Listing Rule 5550(a)(2). On July 27, 2026, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that, because the closing bid price of our Class A Ordinary Shares had been below US$1.00 per share for 30 consecutive business days, from June 11, 2026 to July 24, 2026, we no longer met this requirement. Under Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until January 25, 2027, to regain compliance, which requires the closing bid price of our Class A Ordinary Shares to be at least US$1.00 per share for a minimum of ten consecutive business days. On October 16, 2026, our shareholders approved the 1-for-10 Share Consolidation, which became effective under Cayman Islands law on that date. Our Class A Ordinary Shares are expected to begin trading on Nasdaq on a post-consolidation basis on the Market Effective Date, which is expected to occur after the date of this prospectus supplement and will be announced separately. There can be no assurance that the Share Consolidation will result in the closing bid price of our Class A Ordinary Shares meeting the minimum bid price requirement for the required period, or at all. If we do not regain compliance by January 25, 2027, we may be eligible for an additional 180 calendar day compliance period, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, other than the minimum bid price requirement, and notify Nasdaq of our intention to cure the deficiency, including by effecting a further share consolidation if necessary. There can be no assurance that we will regain compliance or that we will be granted an additional compliance period. In addition, under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if we effect a reverse share split and, within the following one-year period, our Class A Ordinary Shares fail to meet the minimum bid price requirement, we will not be eligible for any compliance period and Nasdaq will issue a delisting determination. Accordingly, if, following the Market Effective Date, our Class A Ordinary Shares fail to meet the minimum bid price requirement within one year, our Class A Ordinary Shares could be delisted without any opportunity to cure.

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Further, under Nasdaq Listing Rule 5810(c)(3)(A)(iii), if the closing bid price of our Class A Ordinary Shares is US$0.10 or less for ten consecutive trading days at any time during a compliance period, Nasdaq will issue a delisting determination without regard to the remaining compliance period. If our Class A Ordinary Shares are delisted, the liquidity and market price of our Class A Ordinary Shares could decline, we could become subject to the “penny stock” rules, and our ability to raise capital, including under the Sales Agreement, could be materially impaired. Sales of Class A Ordinary Shares in this offering may also exert downward pressure on our share price, which could make it more difficult for us to regain compliance.

A share consolidation may not result in a sustained increase in the market price of our Class A Ordinary Shares and may reduce their liquidity.

At our extraordinary general meeting held on June 8, 2026, our shareholders authorized our board of directors to effect one or more share consolidations within two years, at a cumulative ratio of up to 250-for-1, in its discretion. On October 16, 2026, our board of directors approved, and our shareholders approved by written resolution, the 1-for-10 Share Consolidation, which became effective under Cayman Islands law on that date. As of the date of this prospectus supplement, the Share Consolidation has not yet been reflected in the trading of our Class A Ordinary Shares on Nasdaq, and the Market Effective Date will be announced separately. There can be no assurance that the market price of our Class A Ordinary Shares following the Market Effective Date or any future share consolidation will increase in proportion to the reduction in the number of shares outstanding or that any increase will be sustained. The market price of our Class A Ordinary Shares following a share consolidation may decline, and the reduced number of shares outstanding may reduce trading volume and liquidity, increase transaction costs and result in some shareholders holding odd lots. In addition, our board of directors may effect further share consolidations in the future, and although the Share Consolidation has reduced the number of our authorized shares proportionately, the number of authorized but unissued Class A Ordinary Shares available for future issuance will remain substantial relative to our issued share capital, which could result in further dilution.

In addition, because the Market Effective Date is expected to occur after the commencement of this offering, Class A Ordinary Shares purchased in this offering prior to the Market Effective Date will trade on Nasdaq on a pre-consolidation basis and will be adjusted on the Market Effective Date on the same basis as all other outstanding Class A Ordinary Shares, and the trading price of our Class A Ordinary Shares may be volatile around the Market Effective Date. Sales under the Sales Agreement may be suspended for a period before and after the Market Effective Date.

We do not expect to pay dividends in the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, you may not receive any return on an investment in our Class A Ordinary Shares unless you sell them at a price greater than the price you paid.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Ordinary Shares as to distributions and in liquidation, which could negatively affect the value of our Class A Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing, including additional bank borrowings and commercial paper, or by issuing debt or equity securities, which could include senior or subordinated notes, preferred shares or securities convertible into or exchangeable for equity securities. Our current authorized share capital consists solely of Class A Ordinary Shares and Class B Ordinary Shares, which rank pari passu on a winding up. As of June 30, 2026, we had total liabilities of approximately US$33.40 million, including short-term bank loans of approximately US$4.39 million. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our Class A Ordinary Shares. In addition, creditors of our subsidiaries, including holders of the Series 006 commercial paper of US$3.0 million issued by Uni-Fuels Singapore in 2026, would be entitled to be paid from the assets of those subsidiaries before any such assets are available for distribution to us and, in turn, to our shareholders. Because the Company has guaranteed this commercial paper, its holders would also have a claim against the Company that would rank ahead of the claims of holders of our Class A Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. federal courts may be limited, because we are incorporated under Cayman Islands law and conduct substantially all of our operations outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations outside the United States through our subsidiaries, principally in Singapore. Substantially all of our directors and executive officers reside outside the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. It is uncertain whether the courts of the Cayman Islands or Singapore would recognize or enforce such judgments.

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Our third amended and restated memorandum and articles of association designate the courts of the Cayman Islands as the exclusive forum for certain disputes, which could limit our shareholders’ ability to obtain a favorable judicial forum.

Our third amended and restated memorandum and articles of association, adopted on September 8, 2026, provide that, unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our memorandum and articles of association or otherwise related in any way to a shareholder’s shareholding in our company, including derivative actions, claims of breach of fiduciary or other duty by our current or former directors, officers or other employees, claims arising under the Companies Act (Revised) of the Cayman Islands or our memorandum and articles of association, and claims governed by the internal affairs doctrine or otherwise relating to the rights, duties or relationships among us, our shareholders and our directors, officers or employees. This exclusive forum provision does not apply to any action or suit brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts of the United States are the sole and exclusive forum. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable, may increase the costs of bringing such claims and may discourage such lawsuits. Investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a court would enforce such a provision. If a court were to find the provision inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in other jurisdictions.

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to US$2,354,291 from time to time, subject to the limitations under General Instruction I.B.5. of Form F-3. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under, or fully utilize, the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include supporting trade credit and financing for our marine fuels sales business, expanding our operations in new and existing markets, and potential acquisitions of, or investments in, complementary businesses, although we have no present commitments or agreements with respect to any acquisition or investment as of the date of this prospectus supplement. Pending their use, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade instruments or hold them as cash or cash equivalents.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. Our management will retain broad discretion over the allocation of the net proceeds.

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Class A Ordinary Shares offered under this prospectus supplement. This discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax consequences that may be relevant in light of an investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands, Singapore, U.S. federal, state and local, and other non-U.S. tax consequences of acquiring, owning and disposing of our Class A Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

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Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands has enacted the International Tax Co-operation (Economic Substance) Act (Revised), together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. We are required to file an annual economic substance notification in the Cayman Islands stating whether or not we are carrying on any relevant activities and, if we are, we must satisfy the economic substance test in relation to that relevant activity and file an annual economic substance return with the Tax Information Authority. To the extent we carry on only the business of a pure equity holding company, being a company that only holds equity participations in other entities and only earns dividends and capital gains, we will be subject to a reduced economic substance test, which is satisfied if we confirm that we have complied with all applicable filing requirements under the Companies Act (Revised) of the Cayman Islands and have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus supplement and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares and do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Class A Ordinary Shares. Prospective holders of our Class A Ordinary Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Class A Ordinary Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes.

Dividend Distributions. Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident. There is no withholding tax on the dividend payments to both resident and non-resident shareholders. Foreign shareholders receiving tax exempt (one-tier) dividends are advised to consult their tax advisors to take into account the tax laws of their respective countries of residence and the applicability of any double taxation agreement which their country of residence may have with Singapore.

Gains on Disposal of our Class A Ordinary Shares. Any gains considered to be in the nature of capital made from the disposal of our Class A Ordinary Shares will not be taxable in Singapore to the extent that they do not fall within the ambit of section 10L of the Income Tax Act 1947 of Singapore (the “ITA”), which came into effect on January 1, 2024. However, any gains derived by any person from the disposal of our Class A Ordinary Shares which are gains from any trade, business, profession, or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature. Such gains may also be taxable if they constitute any gains or profits of an income nature under section 10(1)(g) of the ITA, such as if our Class A Ordinary Shares were purchased with the intention or purpose of making a profit rather than holding for long-term investment purposes in Singapore. There are no specific legislation or regulations which deal with the characterization of whether a gain is income or capital in nature, and the characterization will depend on the individual facts and circumstances of the holder.

Under Section 10L of the ITA, gains received or deemed received in Singapore by an entity of a relevant group from the sale or disposal of any movable or immovable property outside Singapore will be treated as income chargeable to tax under Section 10(1)(g) of the ITA under certain circumstances. Any shares in or securities issued by a company, or any right or interest in such shares or securities, will be deemed to be located outside Singapore if the issuer thereof is incorporated outside Singapore or in the case of registered shares or any right or interest in such shares, the register or principal register (if there is more than one register) is located outside Singapore regardless of where the issuer is incorporated. If our Class A Ordinary Shares are deemed to be foreign assets, gains received or deemed received in Singapore from their disposal will be subject to tax if an entity of a relevant group disposed of our Class A Ordinary Shares unless such disposal falls within the scope of the exclusion under section 10L of the ITA. Holders of our Class A Ordinary Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Class A Ordinary Shares.

Stamp Duty. There is no Singapore stamp duty payable on the subscription for our Class A Ordinary Shares in this offering.

Estate Duty. Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

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United States Federal Income Taxation

For a discussion of the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of our Class A Ordinary Shares by U.S. Holders, including the taxation of dividends and dispositions, the passive foreign investment company rules and information reporting and backup withholding, see “Item 10. Additional Information, E. Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 22, 2026, which is incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

General

This section summarizes the general terms of our Ordinary Shares. The following description is only a summary, does not purport to be complete and is qualified in its entirety by reference to our third amended and restated memorandum and articles of association, adopted by special resolution passed at our extraordinary general meeting held on September 8, 2026, and to the description of our securities filed as Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 22, 2026, which is incorporated herein by reference. To the extent the description in Exhibit 2.4 is inconsistent with this summary, including with respect to our authorized share capital and the voting rights of our Class B Ordinary Shares, this summary supersedes it.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our corporate affairs are governed by our third amended and restated memorandum and articles of association (as may be amended from time to time), the Companies Act and the common law of the Cayman Islands. Our authorized share capital is US$500,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.001 each and 50,000,000 Class B Ordinary Shares of par value US$0.001 each, reflecting the Share Consolidation, which became effective under Cayman Islands law on October 16, 2026. As of October 22, 2026, 981,500 Class A Ordinary Shares and 2,265,000 Class B Ordinary Shares were issued and outstanding (equivalent to 9,815,000 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares on a pre-consolidation basis). In addition, warrants to purchase an aggregate of up to 105,000 Class A Ordinary Shares (on a pre-consolidation basis) at an exercise price of US$5.00 per share, issued to the representative of the underwriters in our initial public offering, were outstanding. These warrants expire on January 11, 2030.

Class A Ordinary Shares and Class B Ordinary Shares

General.

All of our outstanding Class A Ordinary Shares are fully paid and non-assessable and are issued in registered form. Unless our board of directors determines otherwise, holders of our Class A Ordinary Shares will not receive certificates in respect of their shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares. We may not issue shares or warrants to bearer.

Dividends.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors (in relation to interim dividends) and by our shareholders by ordinary resolution (in relation to final dividends), but no dividend may exceed the amount recommended by our board of directors.

Voting Rights.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or our third amended and restated memorandum and articles of association, including in respect of any variation of the rights attaching to a class of shares. Each Class A Ordinary Share entitles the holder to one vote, and each Class B Ordinary Share entitles the holder to one hundred (100) votes, on all matters subject to a vote at general meetings of the Company. At any general meeting, a resolution put to the vote of the meeting shall be decided by a poll. Shareholder resolutions may also be passed in writing as permitted by our third amended and restated memorandum and articles of association.

Conversion.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder. Class B Ordinary Shares are not transferable. Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

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Shareholder Resolutions.

An ordinary resolution requires the affirmative vote of a simple majority of the votes cast by the shareholders who, being entitled to do so, vote in person or by proxy at a general meeting, and a special resolution requires the affirmative vote of no less than two-thirds of such votes. A special resolution is required for important matters such as amending our memorandum and articles of association.

Redemption and Repurchase.

Subject to the Companies Act and our third amended and restated memorandum and articles of association, we may purchase our own shares and may issue shares on terms that they are subject to redemption at our option or at the option of the holder, on such terms and in such manner as may be determined by our board of directors. As of the date of this prospectus supplement, we have not repurchased any of our Ordinary Shares.

Issuance of Additional Shares.

Our third amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Share Consolidation.

Pursuant to an ordinary resolution passed at our extraordinary general meeting held on June 8, 2026, our board of directors is authorized, in its sole discretion, to effect one or more consolidations of our issued and unissued shares within two years of the date of such meeting, at a cumulative ratio of up to 250-for-1. On October 16, 2026, our shareholders approved, by an ordinary resolution passed in writing, the 1-for-10 Share Consolidation with effect from the passing of such resolution. Accordingly, with effect from October 16, 2026, as a matter of Cayman Islands law, every ten (10) issued and unissued Class A Ordinary Shares and Class B Ordinary Shares of par value US$0.0001 each were consolidated into one (1) share of the same class of par value US$0.001 each, any fractional entitlements were rounded up to the next whole share, and our authorized share capital became US$500,000 divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares of par value US$0.001 each. Our Class A Ordinary Shares will begin trading on Nasdaq on a post-consolidation basis on the Market Effective Date, which will be announced separately and does not affect the date on which the Share Consolidation became effective under Cayman Islands law.

Inspection of Books and Records.

Holders of our ordinary shares have no general right under our amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions.

Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized but unissued ordinary shares are available for future issuance without shareholder approval.

For a more complete description of our share capital, including differences between the Companies Act and the laws applicable to Delaware corporations, see “Description of Share Capital” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11593.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares, and we do not have any present plan to pay any cash dividends in the foreseeable future. Subject to the Companies Act and our third amended and restated memorandum and articles of association, our board of directors may declare interim dividends, and our shareholders may by ordinary resolution declare final dividends, provided that no dividend may exceed the amount recommended by our board of directors. As a holding company, we rely principally on dividends and other distributions from our subsidiaries, including Uni-Fuels Singapore, for our cash requirements, including the payment of any dividends to our shareholders.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and our capitalization as of June 30, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of 6,667,491 Class A Ordinary Shares in this offering at an assumed offering price of US$0.3531 per share, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on October 22, 2026, after deducting the placement fee and estimated offering expenses payable by us.

On October 16, 2026, our shareholders approved the Share Consolidation, which became effective under Cayman Islands law on that date. Our Class A Ordinary Shares are expected to begin trading on Nasdaq on a post-consolidation basis on the Market Effective Date, which is expected to occur after the date of this prospectus supplement. For ease of comparison with our historical financial statements, the number of shares in the table below is presented on a pre-consolidation basis and does not give effect to the Share Consolidation, while the par value and authorized share capital reflect the Share Consolidation. See “Prospectus Supplement Summary, Recent Developments, Share Consolidation.”

You should read this table together with “Item 5. Operating and Financial Review and Prospects” and our consolidated financial statements and related notes included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 22, 2026, and our unaudited interim financial information for the six months ended June 30, 2026 included in our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on September 9, 2026, each of which is incorporated by reference herein.

(in US$, except share data)	Actual	As Adjusted
Cash and cash equivalents	12,185,940	14,108,602
Total borrowings (including commercial paper)	4,388,443	4,388,443
Shareholders’ equity:
Class A Ordinary Shares, US$0.001 par value; 450,000,000 authorized (4,500,000,000 on a pre-consolidation basis); 9,815,000 issued and outstanding (pre-consolidation), actual; 16,482,491 issued and outstanding (pre-consolidation), as adjusted	982	7,649
Class B Ordinary Shares, US$0.001 par value; 50,000,000 authorized (500,000,000 on a pre-consolidation basis); 22,650,000 issued and outstanding (pre-consolidation), actual and as adjusted	2,265	2,265
Additional paid-in capital	11,706,110	13,622,105
Accumulated and other comprehensive (loss)/income	(913)	(913)
Retained earnings	172,261	172,261
Total shareholders’ equity	11,880,705	13,803,367
Total capitalization	16,269,148	18,191,810

The as adjusted information is illustrative only. The actual number of shares sold and the actual sales prices will vary, and there is no assurance that we will sell any shares under the Sales Agreement.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Rodman, dated October 23, 2026, under which we may issue and sell from time to time Class A Ordinary Shares through or to Rodman, acting as our exclusive sales agent and/or principal. The number of shares sold under the Sales Agreement pursuant to this prospectus supplement and the accompanying prospectus will not exceed the lesser of (a) the number or dollar amount of Class A Ordinary Shares registered under this prospectus supplement, (b) the number of authorized but unissued Class A Ordinary Shares (less the number of shares issuable upon exercise, conversion or exchange of any outstanding securities or otherwise reserved from our authorized share capital), and (c) the number or dollar amount of Class A Ordinary Shares that would cause us or this offering to fail to satisfy the eligibility and transaction requirements for use of Form F-3, including General Instruction I.B.5. of Form F-3.

Upon delivery of a sales notice and subject to the terms and conditions of the Sales Agreement, Rodman may sell our Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our Class A Ordinary Shares or to or through a market maker other than on an exchange or otherwise, directly to Rodman as principal, or in any other method permitted by law. Rodman may also sell our Class A Ordinary Shares in privately negotiated transactions with our consent or in block transactions. We will designate the maximum number of shares to be sold daily and the minimum price per share at which such shares may be sold, and we may not authorize sales at a price lower than the minimum price designated by our board of directors, a duly authorized committee thereof or duly authorized officers. We or Rodman may suspend the offering of our Class A Ordinary Shares at any time and for any reason upon notice to the other party.

Rodman will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the shares designated for sale on a particular day. There can be no assurance that Rodman will be successful in selling any shares, and Rodman is under no obligation to purchase shares as principal unless we and Rodman agree to the terms of such a purchase in a separate terms agreement. If we sell shares to Rodman as principal, we will enter into a separate terms agreement and, to the extent required, will describe the terms of that transaction in a separate prospectus supplement or pricing supplement.

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We will pay Rodman a placement fee equal to 3.0% of the gross sales price of the Class A Ordinary Shares sold by it as sales agent under the Sales Agreement. This rate of compensation will not apply when Rodman acts as principal, in which case the purchase price will be agreed upon at the time of sale pursuant to a terms agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Rodman for the reasonable and documented fees and expenses of its counsel in an amount not to exceed US$75,000, payable upon the execution of the Sales Agreement, excluding periodic due diligence fees. In addition, we have agreed to reimburse Rodman for the fees of its counsel in connection with each periodic due diligence update session, up to a maximum of US$5,000 for each update in connection with the filing of our Annual Report on Form 20-F and US$3,500 for each other applicable update, plus incidental reasonable and documented expenses. We will also pay the filing fee under FINRA Rule 5110. We estimate that the total expenses of this offering payable by us, excluding the placement fee and reimbursements payable to Rodman under the Sales Agreement, will be approximately US$361,000.

Rodman will provide written confirmation to us following the close of trading on each trading day on which shares are sold under the Sales Agreement, setting forth the number of shares sold on such day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us. Unless otherwise agreed, settlement for sales of our Class A Ordinary Shares will occur on the first trading day (or any other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made, in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will disclose in our Annual Reports on Form 20-F and in our Reports of Foreign Private Issuer on Form 6-K reporting interim financial results, as applicable, the number of Class A Ordinary Shares sold through Rodman under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to such sales during the relevant period.

In connection with the sale of our Class A Ordinary Shares on our behalf, Rodman will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Rodman against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of the sale of all Class A Ordinary Shares subject to the Sales Agreement and the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time upon ten business days’ prior written notice, and Rodman may terminate the Sales Agreement in its sole discretion at any time upon written notice. For the ten days following any termination of the Sales Agreement by us, we have agreed not to enter into or issue Class A Ordinary Shares under an “at the market” facility with any other sales agent.

Certain Relationships

Rodman and its affiliates may in the future provide various investment banking, commercial banking and other financial services to us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Rodman will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement. This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Rodman, and Rodman may distribute this prospectus supplement and the accompanying prospectus electronically.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Selling Restrictions

Other than in the United States, no action has been taken by us or Rodman that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

S-15

EXPENSES RELATING TO THIS OFFERING

We have incurred an SEC registration fee of US$13,810 and a FINRA filing fee of US$15,500 in connection with the filing of our registration statement on Form F-3 (File No. 333-292786).

The Manager will be entitled to compensation at a fixed placement fee of 3.0% of the gross sales price of all Class A Ordinary Shares sold through it as sales agent under the Sales Agreement.

In addition, we estimate that we will additionally incur an aggregate of approximately US$361,000 in offering expenses for this offering, comprising approximately US$150,000 in our legal counsel fees, US$98,000 to our predecessor and current auditors, and US$113,000 in legal counsel expenses of the Manager.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A Ordinary Shares offered by this prospectus supplement and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Rodman is being represented in connection with this offering by Haynes and Boone, LLP.

EXPERTS

The consolidated financial statements of Uni-Fuels Holdings Limited as of and for the year ended December 31, 2025 have been audited by Assentsure PAC, an independent registered public accounting firm, as set forth in its report included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Assentsure PAC is located in Singapore.

The consolidated financial statements of Uni-Fuels Holdings Limited as of December 31, 2024 and for the years ended December 31, 2024 and 2023 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in its report included in the same Annual Report, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located in New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers, and in accordance with these requirements, we file annual reports on Form 20-F and furnish Reports of Foreign Private Issuer on Form 6-K and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC. We maintain a corporate website at www.uni-fuels.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about any contract, agreement or other document are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC’s website.

S-16

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 22, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 22, 2026 (excluding Exhibit 99.1 thereto), May 26, 2026 / May 26, 2026 (two reports), June 8, 2026, July 2, 2026, July 20, 2026, July 31, 2026, August 21, 2026, September 4, 2026, September 8, 2026, September 9, 2026, September 28, 2026, October 19, 2026, and October 20, 2026;

●	the description of our securities contained in Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 22, 2026, together with any amendment or report filed for the purpose of updating such description; and

●	any future Annual Reports on Form 20-F we file with the SEC after the date of this prospectus supplement and prior to the termination of this offering, and any future Reports of Foreign Private Issuer on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus supplement.

Upon request, we will provide, without charge, to each person to whom this prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference (other than exhibits not specifically incorporated by reference). Requests should be directed to: Uni-Fuels Holdings Limited, 9 Temasek Boulevard, Suntec Tower 2 #19-03, Singapore 038989, Attention: Koh Kuan Hua, telephone +65 6027 1250.

S-17

PROSPECTUS

Uni-Fuels Holdings Limited

$100,000,000

Class A Ordinary Shares,

Debt Securities

Warrants,

Rights, and

Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A ordinary shares of par value $0.0001 per share in the capital of the Company (the “Class A Ordinary Shares”), warrants, units and rights to purchase Class A Ordinary Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UFG”. On January 15, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.27 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The securities offered in this offering are of the Cayman Islands holding company Uni-Fuels Holdings Limited (the “Company”), which owns equity interests indirectly of the operating subsidiaries. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “our,” or “our Group,” refers to Uni-Fuels Holdings Limited, a Cayman Islands exempted company and its subsidiaries taken as a whole.

Koh Kuan Hua, through his wholly owned entity Garden City Private Capital Limited, owns approximately 69.77% of our outstanding shares. As a result, we are and will continue to be a “controlled company” within the meaning of rule 5615(c) of Nasdaq Stock Market LLC (“Nasdaq Listing Rules”). For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B Ordinary Shares. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has ten votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which the Selling Shareholders are selling in this offering, have one vote per share.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements.

You should read carefully this prospectus and the documents incorporated by reference into this prospectus before investment.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, debt securities, warrants, units and rights to purchase Class A Ordinary Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“BMF” refers to bio marine fuel;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of par value of US$0.0001 per share in the capital of the Company;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of par value of US$0.0001 per share in the capital of the Company;

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands;

●	“Company” refers to Uni-Fuels Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability;

●	“Directors” refer to the directors of our Company;

●	“Executive Officers” refer to the executive officers of our Company. See section titled “Management.”;

●	“Group” refers to our Company and our subsidiaries;

●	“HSFO” refers to high sulfur fuel oil;

●	“LNG” refers to liquefied natural gas;

●	“Major Shareholder(s)” refers to a person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company. Each of Mr. Koh Kuan Hua (our Chairman, Chief Executive Officer and Director) and Garden City Private Capital Limited (his wholly-owned investment holding company) is a Major Shareholder;

●	“MGO” refers to marine gas oil;

●	“Share(s),” “ordinary share(s)” or “Ordinary Share(s)” refers to any share in the capital of the Company, including Class A Ordinary Shares and Class B Ordinary Shares;

●	“Uni-Fuels Group” refers to Uni-Fuels Group Inc., a direct wholly-owned subsidiary of the Company;

●	“Uni-Fuels Singapore” refers to Uni-Fuels Pte. Ltd., an indirect wholly-owned subsidiary of the Company;

●	“VLSFO” refers to very low sulfur fuel oil;

●	“US$,” “U.S. dollars,” “USD” or “$” refer to the legal currency of the United States; and

●	“%” or “per cent” refers to per centum.

Unless the context otherwise requires, a reference to “we”, “us”, “our Group” or “our” or their other grammatical variations is a reference to our Company and our subsidiaries taken as a whole.

iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iv

PROSPECTUS SUMMARY

History and Development of the Company

Our Group’s history can be traced back to October 2021 when Goh Wee Huan, our former director and CEO, established one of our operating subsidiaries, Uni-Fuels Pte. Ltd. (“Uni-Fuels Singapore”) in Singapore. In December 2023, Koh Kuan Hua acquired 100% of Uni-Fuels Pte Ltd from Goh Wee Huan. We have been providing marine fuels supply as a reseller and broker to our customers consisting of shipping companies operating in market sectors such as bulk carriers, tanker vessels, offshore support vessels, container ships, general cargo vessels, tugs and barges, car carriers, cruise liners, yachts, and dredging vessels since the incorporation of our Singapore subsidiary.

Uni-Fuels Holdings Limited (the “Company”) was incorporated under the laws of the Cayman Islands on March 8, 2024. As of the date of this prospectus, the Company owns 100% of Uni-Fuels Group Inc. (“Uni-Fuels Group”), a Cayman Island intermediate holding company with no business operations that was incorporated on February 5, 2024, which in turn holds 100% of Uni-Fuels Singapore. Uni-Fuels Singapore was incorporated in Singapore on October 12, 2021 and has commenced business operations on that date.

For the purpose of the IPO, the Group has undergone a reorganization of its corporate structure pursuant to which Uni-Fuels Singapore became a subsidiary of the Company: the then sole shareholder of Uni-Fuels Singapore, namely Koh Kuan Hua, (i) through his wholly-owned British Virgin Islands holding company, Garden City Private Capital Limited, was transferred one Class B Ordinary Share of the Company, representing 100% issued share capital of the Company, on March 14, 2024; and (ii) transferred his 100% ownership in Uni-Fuels Singapore to Uni-Fuels Group on April 18, 2024.

On September 3, 2024, the Company resolved to allot 29,999,999 Class B Ordinary Shares to Garden City Private Capital Limited, who then converted 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares on September 4, 2024 and further converted 1,350,000 Class B Ordinary Shares into 1,350,000 Class A Ordinary Shares on September 25, 2024. As a result of such allotment and conversions, the Company has 7,350,000 Class A ordinary shares and 22,650,000 Class B ordinary shares in issue. Subsequently in September 2024, Garden City Private Capital Limited transferred an aggregate of 7,350,000 Class A Ordinary Shares to five minority shareholders.

On January 15, 2025, we completed our initial public offering of 2,100,000 Class A Ordinary Shares at an offering price of US$4 per share, generating gross proceeds of US$8.4 million with net proceeds of approximately US$7.39 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. On February 4, 2025, the underwriter exercised the over-allotment option in full to purchase 315,000 additional Class A Ordinary Shares from the Company at the public offering price of US$4 per share, generated gross proceeds of US$1.26 million with net proceeds of approximately US$1.17 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UFG.”

On January 15, 2025, the Company also issued warrants to the Representative and its affiliates, which are exercisable during the period commencing from six months from the effective date of the Registration Statement, and expiring five years from the commencement of sales of the Class A Ordinary Shares in the IPO, entitling the holders of the warrants to purchase an aggregate of up to 105,000 Class A Ordinary Shares at a per share price of $5. On February 4, 2025, the Company also issued warrants to the Representative and its affiliates, which are exercisable during the period commencing from six months from January 10, 2025, and expiring five years from the commencement of sales of the Class A Ordinary Shares in the IPO, entitling the holders of the warrants to purchase an aggregate of 15,750 Class A Ordinary Shares at a per share price of $5.

On April 2, 2025, the Company announced, as part of its global expansion strategy, the establishment of Uni-Fuels Middle East FZCO (“Uni-Fuels Dubai”), a wholly owned subsidiary of the Company, in the United Arab Emirates and opened a new office in Dubai.

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On June 30, 2025, the Company announced the opening of a new office in Shanghai. The formation of the wholly owned subsidiary, Uni-Fuels (Shanghai) Co Ltd (“Uni-Fuels Shanghai”), reinforces the Company’s commitment to strengthening its Asian market presence.

On July 21, 2025, the Company announced that Uni-Fuels Singapore successfully completed its first-ever commercial paper issuance, raising US$3 million through ADDX Exchange, a private market platform regulated by the Monetary Authority of Singapore. Uni-Fuels Singapore’s US$3 million Commercial Paper Series 001 has since been fully repaid on October 17, 2025.

On November 11, 2025, the Company announced the opening of a new office in Limassol, Cyprus. The formation of Uni-Fuels Ltd, a wholly owned subsidiary of the Company, underscores the Company’s commitment to expanding its international footprint and connecting with customers across European markets.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website www.uni-fuels.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Business Overview

We are a service provider of marine fuels solutions headquartered in Singapore. We market, resell and broker marine fuels products such as very low sulfur fuel oil (“VLSFO”), high sulfur fuel oil (“HSFO”), marine gas oil (“MGO”), and bio marine fuel (“BMF”). We offer these products to shipping companies and marine fuels suppliers worldwide in-port and offshore. In addition, we may from time to time provide shipping related services to our customers including but not limited to the arrangement of ship agents, ship provisions and marine fuels surveyors. We provide value to our customers by leveraging on our global supply network and market solutions facilitated by our integrated capabilities.

We operate an integrated business model where we serve our customers through two operating models, sales of marine fuels solutions and brokerage (i.e. acting as intermediary between marine fuels suppliers and customers for a commission). In the sales model, we control and manage the customer relationship throughout the entire transaction and provide value-added solutions such as trade credit, financing, risk management, market intelligence and operational expertise. In the broker model, we refer the customer to a third-party supplier in exchange for a brokerage fee. In a sales transaction, we manage and guarantee the supply of marine fuels to the customer while we procure the marine fuel, including its delivery, from a third-party supplier. In a brokerage transaction, the third-party supplier will manage and guarantee the supply of marine fuels to the customer.

During the two years ended December 31, 2024 and 2023, we have arranged for marine fuels supply (under both our reselling and brokerage business) at 117 and 103 geographical ports worldwide, of which 73.5% and 35.9% of the supplies were carried out in South East Asia, 15.8% and 27.2% in North East Asia, 2.1% and 8.7% in South Asia, 0.8% and 8.7% in North America, 3.4% and 7.8% in Europe, 1.8% and 3.9% in South America, 2.3% and 3.9% in Middle East, 0.3% and 2.9% in Africa and 0% and 1.0% in Central America. During the six months ended June 30, 2025, we have arranged for marine fuel supply (under both our reselling and brokerage business) at 103 geographical ports worldwide, of which 36.9% in North East Asia, 30.1% of the supplies were carried out in South East Asia, 9.7% in South Asia, 7.8% in Middle East, 4.9% in Europe, 4.8% in Africa, 3.9% in Oceania and 1.9% in South America.

During the two years ended December 31, 2024 and 2023, we have arranged for marine fuels supply to 189 and 88 customers, of which 67.3% and 77.3% are based in South East Asia, 23.3% and 15.9% in North East Asia, 3.7% and 4.6% in Europe, 4.2% and 2.3% in Middle East, 0.5% and nil in Africa, 0.5% and nil in North America and 0.5% and nil Oceania. During the six months ended June 30, 2025, we have arranged for marine fuels supply to 179 customers, of which 62.6% are based in South East Asia, 27.9% in North East Asia, 5.6% in Middle East, 2.2% in Europe, 0.6% in Africa, 0.6% in Central America and 0.5% Oceania. Our customers are mainly shipping companies operating in market sectors such as bulk, tanker, offshore, container, general cargo, tug and barge, car carrier, cruise, yacht and dredging. Our customers also include other marine fuel suppliers operating in similar capacity as our Group.

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Our Products and Services

We serve our customers through two operating models: sales of marine fuels and marine fuels brokerage (i.e. acting as intermediary between marine fuels suppliers and customers for a commission).

Sales of Marine Fuels

The marine fuels products that we offer to our customers consist of the following:

●	Very low sulfur fuel oil (“VLSFO”)

●	High sulfur fuel oil (“HSFO”)

●	Marine gas oil (“MGO”)

●	Bio marine fuel (“BMF”)

We buy and resell marine fuels as a counterparty to customers. The sales terms are typically governed by our standard terms and conditions or to a lesser extent other mutually agreed terms, for instance, published by The Baltic and International Maritime Council. The process generally starts with customers informing us of their request for quotation based on their requirements. We will then source the marine fuels products based on the requirements of our customers from various marine fuels suppliers. We generate our income from reselling the marine fuels products from our suppliers to our customers and generate our profit by adding a sales margin on top of the cost of purchase. For each sales transaction, we will assume the trade credit risk on each credit rated customer that we work with. We are also responsible for the financing of each sales transaction including managing the financial mismatch in our accounts receivables and accounts payable terms. In this process, we will collect our accounts receivables directly from our customers and pay our suppliers directly for our accounts payables. As a reseller of marine fuels products, we are not exposed to marine fuels price volatility. The volatility of marine fuels prices is passed to our customers.

Marine Fuels Solutions

As part of our service offering to our customers, we provide marine fuels at the designated time and location through the following marine fuels solutions:

Agile and flexible pricing: Depending on the preference of the customer, we can offer fixed pricing on the spot market for single or multiple physical deliveries up to a period of three months ahead, an index related floating price on the spot market for single physical delivery or on term contract with multiple physical deliveries, or a hybrid of both such as an index related floating price with trigger pricing options to convert an index related floating price to a fixed price. Our agility and flexibility in managing various pricing options enables our customers to better control and manage their marine fuels exposures and achieve protection against volatile marine fuels price fluctuations.

Fuel management: Depending on the business nature and aggregate committed volume of our customers, we may offer selected customers an open book marine fuels procurement solution (i.e. transparent procurement in our account and selling to our customers at the purchase price we purchase from our suppliers, for which we would charge our customers a pre-agreed fee which will be added to the purchase price) backed by in-house capabilities where we act as procurement desk at a pre-agreed fee that is fixed for the period of the framework agreement.

Trade credit and financing: As part of industry practice, we may offer trade credit to selected customers after concluding our due diligence on such customers to assess their creditworthiness. We believe trade credit is an essential factor that a customer will consider when selecting a marine fuels supplier due to the significant amount of capital required to finance their marine fuels purchases. As part of our offerings to our customers, we will also from time to time purchase from our marine fuels suppliers at varying payment terms including shorter payment terms such as 7 days from the date of delivery and resell to our customers based on an agreed payment term such as on 30 days from the date of delivery.

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Market intelligence: Unlike single sourced marine fuels suppliers (i.e. physical distributors and/or resellers who only supply marine fuels at a single location or locations within a particular country), we are well positioned to provide market intelligence in different marine fuels hubs around the world because we have access to different suppliers that cover different market regions. To enable our customers to make informed decisions, the information we provide may include but not limited to information pertaining to the product availability at different supply locations, specifications of various marine fuels products, price indications of different supply locations, latest regulatory or compliance guidelines, as well as latest market updates.

Operational expertise: We believe that our ability to provide efficient and responsive solutions due to operational changes or unforeseen circumstances are critical factors that customers take into consideration when working with us. Depending on the challenges (e.g. delay on arrival, quantity shortage, change of route, reduction of quantity, etc.) faced by our customers, we provide real time support and leverage on our deep knowledge of the different supply locations and relationships with our suppliers to resolve operational issues, enhancing our relationships with our customers.

For the fiscal years ended December 31, 2024 and 2023, our revenue derived from the sales of marine fuels was US$155,180,863, and US$70,151,780, respectively. For the six months ended June 30, 2025 and 2024, our revenue derived from the sales of marine fuels was US$114,620,785, and US$ 74,192,974, respectively.

Marine Fuels Brokerage

We also act as broker between marine fuels suppliers and shipping companies where we introduce potential business opportunities from prospective buyers to prospective sellers. The credit risk is undertaken by the sellers who deal with the customers directly. The transactions between the buyers and sellers are also governed by the terms and conditions of the sellers instead of our terms and conditions. For the brokerage transactions, we will receive commissions from the sellers for the transactions that are referred by us. The amount of the commissions are agreed between the sellers and us on a transactional basis. We do not finance the purchase of the products. The buyers will pay directly to the sellers. We consider the sellers our customers as we receive commissions from them.

For the fiscal years ended December 31, 2024 and 2023, our revenue derived from marine fuels brokerage was US$12,150 and US$633,748, respectively. For the six months ended June 30, 2025 and 2024, our revenue derived from marine fuels brokerage was US$1,973, and nil, respectively.

We provide extensive global coverage for our customers’ marine fuels needs through our broad supply network. This extensive network ensures convenient and reliable access to marine fuels across ports worldwide, spanning different time zones. Depending on our customer’s requirements, such as the port of call, product type, delivery time, and quantity, we source marine fuels products from different marine fuels suppliers located in different regions, allowing us to tailor our offerings to meet customer demands. These marine fuels products are typically sourced, stored and blended into the desired specifications by cargo sellers such as major oil companies, national oil companies, and independent oil companies at their designated blending facilities. The physical distributor will source and purchase the marine fuels products from cargo sellers and load the marine fuels product onto the nominated marine fuels barges of the physical distributors or barge operator at the cargo seller’s designated storage facilities who will then perform the actual delivery to our customer’s receiving vessel. There may be instances where the delivery is made by road tankers, in this case the road tanker will load the marine fuels product at the designated shore storage facility designated by the cargo seller. In situations where only direct supply from pipelines at shore is available, our customer’s vessel will berth alongside a jetty to receive marine fuels directly from the shore tank by pipeline delivery.

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Our Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries as of the date of this prospectus:

Koh Kuan Hua
100%
Garden City Private Capital Limited
(British Virgin Islands)
Public Shareholders
Other Shareholders
Shareholding:
69.77%
30.08%
0.15%
Voting Power:
95.85%
4.13%
0.02%
Uni-Fuels Holdings Ltd
(Cayman Islands)
100%
Uni-Fuels Group Inc.
(Cayman Islands)
100%
100%
100%
100%
Uni-Fuels Pte. Ltd.
(Singapore)
Uni-Fuels Middle East FZCO
(United Arab Emirates)
Uni-Fuels (Shanghai) Co. Ltd
(China)
Uni-Fuels Ltd
(Cyprus)

Corporate Information

Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, whose physical and postal address is 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009. Our principal place of business is 15 Beach Road, Beach Centre #05-07, Singapore 189677. The telephone number of our principal office is +65 6027 1250. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://uni-fuels.com. Information contained on our website does not constitute part of this prospectus.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors” below.

Risks Related to Our Business

●	Our Group does not have a long operating history as an integrated group.

●	We may incur losses in the future.

●	Our historical financial and operating results are not a guarantee of our future performance.

●	Global economy and international trade conditions are critical factors affecting the demand for marine fuel, and a decline in international trade could adversely affect our business, financial condition and results of operations.

●	We may not be successful in expanding our business operations consistently with our strategies.

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●	We are exposed to the risk that our competitors may undercut marine fuels prices, which would adversely affect our Group’s business and financial results.

●	We may be exposed to the credit risks of our customers while we remain subject to satisfying payment obligations to our suppliers, which would adversely affect our financial condition.

●	The failure of timely delivery of marine fuels to our customers would adversely affect our Group’s reputation, business, financial condition and results of operations.

●	Material disruptions in the availability or supply of marine fuels would have an adverse effect on our business, financial condition and results of operations.

●	If the marine fuels we purchase from our suppliers fail to meet the contractual quality specifications we have agreed to supply to our customers, it would have an adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in Singapore

●	We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

●	Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

●	We are subject to risks associated with operating in the rapidly evolving Southeast Asia, and we might therefore be exposed to various risks inherent in operating and investing in the region.

Risks Related to Our Ordinary Shares

●	An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Class A Ordinary Shares.

●	The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

●	We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

●	Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

●

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

●	We may have conflicts of interest with our Major Shareholders and, because of our Major Shareholders’ significant ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

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RISK FACTORS

You should carefully consider the risk factors set forth below and under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 22, 2025, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Business

Our Group does not have a long operating history as an integrated group.

Our Company was incorporated as a holding company on March 8, 2024. While the businesses of our subsidiary have been in operation since October 2021, we do not have a long history of running an integrated group with standardized policies and procedures as compared to our competitors and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete, we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology and general and administrative capabilities.

We may incur losses in the future.

For the years ended December 31, 2024 and 2023, the Company recorded net income of US$171,597 and US$1,211,787, respectively. For the six months ended June 30, 2024 and 2025, the Company recorded net income of US$101,972 and US$90,987, respectively. We anticipate that our operating expenses, together with the increased general administrative expenses of a public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our service offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain sufficient cash flows or profitability on a quarterly or annual basis for the foreseeable future.

Our historical financial and operating results are not a guarantee of our future performance.

Our annual and periodic financial results vary from year to year and from period to period, in response to a number of factors that we cannot predict, such as general business outlook and sentiment, economic market conditions, employment rates, inflation and interest rates and consumer confidence. As such, we believe that our annual and periodic financial results are not a guarantee of our future economic performance and undue reliance should not be placed on such results for future speculative purposes.

Global economy and international trade conditions are critical factors affecting the demand for marine fuel, and a decline in international trade could adversely affect our business, financial condition and results of operations.

Global demand for marine fuels is primarily driven by the level of activity in the shipping industry, in particular the number of active vessels at sea. Economic downturns in one or more countries or regions, particularly in Asia, the United States, European Union and other countries or regions with consumer-oriented economies, have in the past, and could in the future, reduce international trade volumes, which directly affects the demand for shipping services, and, in turn, the demand for marine fuel. The downturns in global economy or reductions in international trade volume may reduce the demand for marine fuels which could adversely affect our business, financial condition and results of operations.

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We may not be successful in expanding our business operations consistently with our strategies.

Our future growth will depend on our ability to successfully implement our strategies and there can be no assurance that we will be able to grow our business as currently anticipated. Our future growth depends on a number of factors, including our ability to identify and capitalize on business opportunities that are in line with our strategies. We may decide to alter or discontinue aspects of our business strategies should the market develop differently than we have anticipated. As a result, our failure to execute our strategies successfully could adversely affect our business, financial condition and results of operations.

Marine fuels prices may fluctuate due to factors out of our control. Any significant increase in marine fuels price may adversely affect our working capital requirements and financial condition. These factors include, among others, global economic conditions, changes in global crude oil prices, expected and actual supply of and demand for marine fuel, political conditions, changes in laws and regulations related to environmental matters (including those mandating or incentivizing alternative energy sources or otherwise addressing global climate change), changes in pricing or production controls by the Organization of the Petroleum Exporting Countries (OPEC), technological advances affecting energy consumption and supply, energy conservation efforts, price and availability of alternative fuels, and weather.

The fluctuations in marine fuels prices, which are out of our control, may affect our working capital requirements. Since our operation scale is limited by our working capital, for a given period of time, if the marine fuels prices increase substantially as a result of policies or controls imposed by the relevant regulatory authorities, we could purchase lesser marine fuels from our suppliers with the same level of financial resources and same trade credit offered by our suppliers. We are therefore vulnerable to such unfavorable changes in government policies or controls on marine fuels prices. In the event that there is a significant increase in the price of marine fuel, we might require additional working capital in order to fulfil our customers’ purchasing requirements.

To ensure a positive gross profit for each transaction for our marine fuels reselling business, we price our sales on a “cost plus mark-up” basis, i.e. our sales margin, being the difference between the selling price per metric ton of marine fuels sold to our customers and the corresponding purchase cost from our suppliers. Therefore, we will be able to generate more profit when we resell more marine fuels products in terms of quantity. If the marine fuels price increases significantly and we cannot obtain sufficient financial resources and improve our cash flow in time to ensure we can procure similar amount of marine fuels from our suppliers, we may not be able to deliver as much marine fuels to customers as we could when the marine fuels price is at a relatively low level and our profitability may be adversely affected, and the requirement for additional working capital may tighten our operating cash flows, which may in turn adversely affect our financial condition.

We are exposed to the risk that our competitors may undercut marine fuels prices, which would adversely affect our Group’s business and financial results.

If our competitors undercut marine fuels prices to increase their market share and we fail to effectively compete with them, customers may choose to procure marine fuels supply from such competitors, causing a shortfall in our revenue that would adversely affect our business and financial results due to such intensified competitive environment.

We may be exposed to the credit risks of our customers while we remain subject to satisfying payment obligations to our suppliers, which would adversely affect our financial condition.

Our financial position and profitability are dependent to a large extent on the creditworthiness of our customers and their ability to settle the outstanding amount owed to our Group in accordance with the credit periods we have granted to them. The payment terms of our customers typically range from 30 to 60 days. Meanwhile, the payment terms to our suppliers range from cash on delivery to 30 days.

Should we experience any delays or difficulties in collecting payments from our customers, while remaining obligated to satisfy our ongoing payment obligations to our suppliers, we may be required to consider alternative sources of financing and/or defer on our own payment obligations. This may have a negative impact on the cash flow of our Group and we may have insufficient working capital to run our day-to-day operations.

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The failure of timely delivery of marine fuels to our customers would adversely affect our Group’s reputation, business, financial condition and results of operations.

Marine fuels suppliers are responsible for handling the physical distribution of marine fuels to customers. The failure of third parties to physically deliver the marine fuels in accordance with the contractual terms would arise from various causes, including but not limited to, interruption of their business, such as, bunker barge engine failure with no alternative bunker barges available. We might need to arrange another supplier to handle the physical delivery of marine fuel, which may cause delay in meeting our customer’s requirements. In the event that no other supplier is available to handle the physical delivery, our relationship with our customers may be adversely affected and we may be subject to claims and other liabilities, which, in turn, would have an adverse effect on our business, financial condition and results of operations.

We believe that the reputation we have built over the years serves a significant role in attracting customers and securing our customers’ orders. Whether or not we can maintain or promote our reputation depends largely on our ability to provide marine fuels supply to our customers in a timely manner. If we fail to meet their needs or are unable to deliver marine fuels requested by them at the designated port in a timely manner, our customers may no longer perceive our services to be of a high quality and our reputation would be adversely affected. This will, in turn, adversely affect our business, financial condition and results of operations.

Material disruptions in the availability or supply of marine fuels would have an adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to successfully source and arrange physical delivery of marine fuels to our customers’ vessels. There are a number of factors out of our control that would materially disrupt the availability or supply of marine fuels or our ability to arrange physical delivery in a timely manner. If our suppliers do not have sufficient supply of marine fuels at designated ports to meet our customers’ needs and we cannot find any alternative suppliers, we may lose our customers, which may adversely affect the profitability of our business.

If the marine fuels we purchase from our suppliers fail to meet the contractual quality specifications we have agreed to supply to our customers, it would have an adverse effect on our business, financial condition and results of operations.

We source marine fuels from various suppliers. Although we take measures to ensure the quality of the marine fuels that we supply, if the marine fuels that we arrange for supplying our customers’ vessels fail to meet the specifications we have agreed to with our customers, we would incur significant liabilities should a customer initiate a claim or a lawsuit against us and we are unable to initiate a claim or a lawsuit against our suppliers. We may not always have effective remedies available to us against our suppliers if they supply marine fuels that fail to meet contractual specifications, and any attempt to enforce our rights would be costly and time consuming. It would also harm our relationships with our customers, jeopardize our reputation and expose our Group to potential claims. As a result, our financial condition and results of operations would be adversely affected.

We may be exposed to the risk of our customers not fulfilling their performance obligations, which would adversely affect our Group’s reputation, business, financial condition and results of operations.

We derive our profits from our reselling business by charging a sales margin on top of our costs of purchase for each ton of marine fuels we supply to our customers. There may be instances where we may be exposed to unwarranted risk because our customers default on their performance obligations, such as in the event of a cancellation of supply. In such circumstances, we will pass the costs associated with the non-performance to our customers as per the terms of our sales agreement. However, there is no guarantee that our customers will compensate us in accordance with the terms of our sales agreement. In the event we are unable to collect compensation from our customers, we may seek alternative remedies to resolve such issues with our customers, which may include legal action. In this instance, if the market price of marine fuels drops below the price we paid to our supplier, we could incur losses. Depending on the severity of our customers’ non-performance, our relationship with our suppliers and our reputation in the marine fuels market may be jeopardized. To mitigate this, we may need to compensate our suppliers, even if it means incurring losses, thus, adversely affect our Group’s reputation, business, financial condition and results of operations.

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We are exposed to concentration of credit risk with respect to accounts receivable.

As of June 30, 2025, no single customer accounted for 10% or more of our total balances of accounts receivable. As of December 31, 2024, there was one customer whose receivables accounted for 10% or more of our total balances of accounts receivable and it accounted for approximately 12% of the total balances of receivables from customers. As of December 31, 2023, there was one customer whose receivables accounted for 10% or more of our total balances of accounts receivable and it accounted for approximately 15% of the total balances of receivables from customers. All accounts receivable for the fiscal year ended December 31, 2024 and 2023 had been collected subsequently. The aforementioned single customer from 2024 was not the same single customer from 2023. None of these two customers who accounted for 10% or more of our total balances of accounts receivables as of December 31, 2024 and 2023 are related parties. Dependence on a limited number of customers for a substantial portion of receivables increases our vulnerability to credit risk. Any adverse developments, such as deterioration in the financial health of these key customers, payment delays, or defaults, could negatively impact our cash flows, liquidity, and financial performance. We also cannot assure you that we will not see less concentration of accounts receivable in the future. In such case, if any of these customers defaults on its payment obligations to us, we will not be able to recover the related accounts receivable, and our business, financial condition and results of operations may be materially and adversely affected.

We source marine fuels from a limited number of third-party vendors, and the loss of any of these vendors would negatively impact our business.

We did not enter into any long-term written agreements or supply contracts with our vendors for the years ended December 31, 2024 and 2023. Instead, our transactions are executed through individual purchase orders on a per-transaction basis. As such, there is no long-term supply commitments from our vendors and they are not contractually obligated to supply to us a fixed quantity of marine fuels over any specific period. Although we do not enter into written agreements or supply contracts, we source marine fuels from a limited number of third-party vendors. For the year ended December 31, 2024, one vendor accounted for 10% or more of the Group’s cost of revenues. Cost of revenues charged by the vendor for the year ended December 31, 2024 represented 17% of the Group’s cost of revenues for that year. For the year ended December 31, 2023, one vendor accounted for 10% or more of the Group’s cost of revenues. Cost of revenues charged by the vendor for the year ended December 31, 2023 represented 13% of the Group’s cost of revenues for that year. Due to concentration of vendors, any interruption of the operations of our vendors, any failure of our vendors to accommodate our fast growing business scale, any termination or suspension of our supply arrangements, any change in cooperation terms, or the deterioration of cooperative relationships with these vendors may materially and adversely affect our results of operations. We cannot assure you that we would be able to find replacement vendors on commercially reasonable terms or a timely basis.

We are exposed to risks in connection with our use of derivatives, which, if not properly managed, could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to fluctuating marine fuels prices primarily arising from varying derivative instruments such as hedging an index related swap for certain transactions that we enter with our customers and our suppliers. These swaps allow us to manage price risk by locking in future prices based on market indices. However, we may be exposed to risks when the physical marine fuels products that we buy or sell do not correspond exactly with the underlying swap such as the product type, tenor and quantity. For instance, we may be exposed to losses in the event the actual delivered quantity of the physical marine fuels product is lesser than the quantity of the swap position we have originally traded, and the current value of the swap is lower than the price we originally entered into. We may also be subjected to margin calls in the event of excessive price movements that is trading against our favor, thus, negatively impact our operating cash flow. As a result, our business, financial condition and results of operations would be adversely affected.

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Our business is dependent on our ability to obtain financing to meet our working capital requirements and fund our future growth.

We require a significant amount of working capital to operate our business and fund our future growth. We rely on credit arrangements with financial institutions and suppliers as a significant source of liquidity for our working capital requirements beyond our operating cash flow. Our principal sources of liquidity to finance our day-to-day operations are from the financing provided by a financing institution, our Major Shareholders and cashflow from operating activities. We have obtained facilities from Bangkok Bank Public Company Limited Singapore Branch with an aggregate limit of US$1,500,000. As of December 31, 2024 and December 31, 2023, only the trade financing facilities were drawn down, which amounted to US$1,510,249 and US$1,195,149, respectively. As of October 2024, the facility we received from Bangkok Bank Public Company Limited Singapore Branch is no longer active and we have obtained a banking facility with United Overseas Bank Limited for an aggregate limit of US$4,000,000. We believe that substantial tightening of credit available from our suppliers or the global credit markets could affect our ability to obtain credit as and when we need it on commercially reasonable terms or at all and, consequently, could require us to scale back our operations and negatively affect our future development and growth. Even if we are able to obtain financing, the restrictions creditors may place on our operations and our increased level of indebtedness could limit our operational freedom, adversely affecting our business, financial condition and results of operations.

Failure to adapt to market trends in the marine fuels industry would adversely affect our business.

Alternative fuels, such as liquefied natural gas (“LNG”), biofuel, methanol and ammonia are almost free of sulfur or sulfur free and can be used alone or either in combination with conventional marine fuels to achieve decarbonization of shipping transportation and the enhancement of environmental protection. Governments could enact legislation or regulations that attempt to control or limit greenhouse gas emissions such as carbon dioxide. Such laws or regulations could impose costs tied to carbon emissions, operational requirements or restrictions, or additional charges to fund energy efficiency activities. They could also provide a cost advantage to alternative fuels, impose costs or restrictions on end users of marine fuel, or result in other costs or requirements, such as costs associated with the adoption of new infrastructure and technology to respond to new mandates. The options to comply with tightened environmental protection laws may include switching to alternative fuels such as LNG, biofuel, methanol and ammonia.

If alternative fuels such as LNG, biofuel, methanol and ammonia become the major marine fuels in the future, there is no assurance that we would be able to adapt to such trends and our business and financial results would be adversely affected.

Greenhouse gas emissions or other legislation or regulations intended to address climate change could increase our operating costs, adversely affecting our financial results, growth, cash flows and results of operations.

National, regional and/or state legislative and/or regulatory initiatives may attempt to control or limit the causes of climate change, including greenhouse gas emissions, such as carbon dioxide and methane. Such laws or regulations could impose costs tied to greenhouse gas emissions, operational requirements or restrictions, or additional charges to fund energy efficiency activities. They could also provide a cost advantage to alternative energy sources, impose costs or restrictions on end users of marine fuel, or result in other costs or requirements, such as costs associated with the adoption of new infrastructure and technology to respond to new mandates. The focus on climate change could adversely impact the reputation of fossil fuel products or services. The occurrence of the foregoing events could put upward pressure on the cost of marine fuels relative to other energy sources, increase our costs and the prices we charge to customers, reduce the demand for marine fuels or cause fuel switching to other energy or energy saving sources, and impact the competitive position of marine fuels and the ability to serve new or existing customers, adversely affecting our business, results of operations and cash flows.

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The risk of disintermediation in the marine fuels industry chain could materially and adversely affect our business, results of operations, financial condition and business prospects.

We operate as an integrated service provider of marine fuels solutions through our reselling and brokering operating models, where we provide one-stop marine fuels solutions through our global supply network for customers who purchase marine fuels products in different regions around the world. We believe we play an important role in the supply chain of the marine fuels industry primarily because we are able to aggregate the demand of marine fuels products in different regions around the world, which allows our suppliers, in particular physical distributors, to focus on their core business activities of transacting larger volumes of recurring transactions in the areas where they operate, while we manage the complicated downstream marine fuels distribution activities of reselling and marketing to numerous shipping companies located in different countries of varying scales and sizes, granting trade credit to customers, providing market intelligence, and operational expertise.

However, there is no guarantee that such industry landscape will continue to persist or that our suppliers or customers will continue to rely on us as a reseller and broker to sell or procure the desired marine fuels products. If, for whatever reasons, our customers decide to bypass us to buy marine fuels products directly from our marine fuels suppliers, disintermediation would be created and our value as a reseller and broker in the supply chain would be diminished. Our business, results of operations, financial condition and business prospects would be materially and adversely affected should there emerge such trend of disintermediation.

Industry consolidation may give our competitors advantage over us, which could result in a loss of customers and/or a reduction of our revenue.

Some of our competitors have made or may make acquisitions or enter into partnerships or other strategic relationships in order to offer more comprehensive services or achieve greater economies of scale. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. Many potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. Industry consolidation may result in practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs or services functionality. These pressures could result in a reduction in our revenue.

Significant fluctuations in foreign exchange rates could materially affect our results of operations.

Nearly all of our revenues and costs of sales are denominated in U.S. dollars. However, payments of local operating costs, office rental, local taxes and local employee compensation may be denominated in the local currency. From time to time, we may also pay certain of our suppliers in the local currency. As our consolidated financial statements are prepared in U.S. dollars, we face a currency translation risk to the extent that the assets, liabilities, revenues and expenses of our subsidiaries are denominated in currencies other than the U.S. dollar. Our largest exposure is Singapore dollars since our operating expenses are denominated in Singapore dollars. Significant fluctuations in foreign exchange rates could have a material adverse effect on our business, financial condition and results of operations.

Our suppliers may source their marine fuels products from sanctioned countries, which could have a material adverse effect on our business, financial condition, and results of operations.

We are a reseller and broker of marine fuels products based in Singapore and we source our marine fuels products from physical distributors located in different regions around the world. However, although we have conducted and will continue to conduct due diligence on our suppliers, there is no guarantee that our suppliers will not source their marine fuels products from sanctioned countries. Sanctions are typically imposed as a tool of foreign policy and may target countries that engage in activities that are perceived as a threat to international peace and security. These activities may include, but are not limited to, human rights abuses, nuclear proliferation, terrorism, or other illegal activities. Such sanctions may be imposed by the United Nations, the European Union, or the United States government, among others, and may prohibit or restrict trade with certain countries or entities, including those engaged in human rights abuses, terrorism, or other illegal activities. If our suppliers violate such sanctions by sourcing marine fuels products from sanctioned countries, it may cause adverse impact on the stability of our marine fuels supply, which could adversely affect our overall results of operations and financial condition. In addition to the operational and financial consequences, violations of sanctions can also lead to reputational damage. Our customers, investors, shareholders and other stakeholders may perceive us as a company that engages in unethical or illegal activities, which could have a negative impact on our business operations and relationships. This, in turn, could lead to a loss of customers, a decline in revenue, and a decrease in our share price. We have adopted various measures to mitigate this risk. However, there can be no assurance that we will be able to completely eliminate this risk.

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Any lack of requisite approvals, licenses or permits applicable to our business, or any non-compliance with relevant laws and regulations, may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to governmental supervision and regulation by various Singapore governmental authorities including, but not limited to, Workplace Safety and Health Act 2006 of Singapore, Workplace Safety and Health (General Provisions) Regulations of Singapore, Workplace Safety and Health (Risk Management) regulations of Singapore, amongst others. Such government authorities promulgate and enforce laws and regulations that cover a variety of business activities that our operations concern, such as trading of marine fuel, among other things. These regulations in general regulate the entry into, the permitted scope of, as well as approvals, licenses and permits for, the relevant business activities.

In addition to obtaining necessary approvals, licenses and permits for conducting our business, we must comply with relevant laws and regulations. Our businesses are subject to various and complex laws and regulations, extensive government regulations and supervision. We may not be fully informed of all and new requirements under relevant laws and regulations in a timely manner, and even if we become aware of new requirements, due to uncertainties in their interpretations and implementation, it will be difficult for us to determine what actions or omissions would be deemed as violations of applicable laws and regulations. We may also not be able to respond to evolving laws and regulations and take appropriate action in time to adjust our business model. As a result, we may be in violation or non-compliance with such laws and regulations.

Due to the uncertainties in the regulatory environment of the industries in which we operate, there can be no assurance that we have obtained or applied for all the approvals, permits and licenses required for conducting our business and all activities in Singapore, or that we would be able to maintain our existing approvals, permits and licenses or obtain any new approvals, permits and licenses if required by any future laws or regulations. If we fail to obtain and maintain approvals, licenses or permits required for our business, or to comply with relevant laws and regulations, we could be subject to liabilities, fines, penalties and operational disruptions, or we could be required to modify our business model, which could materially and adversely affect our business, financial condition and results of operations.

Also, failure of the Company to comply with industry regulations, such as the International Convention for the Prevention of Pollution from Ships (“MARPOL”), even if not mandatory, could result in reputational damage. Non-compliance may also lead to increased regulatory scrutiny, operational disruptions, and loss of customer trust. These consequences could have a material adverse effect on our financial condition, results of operations, and reputation.

Any damage to the reputation and recognition of our brand name, including negative publicity against us, may materially and adversely affect our business operations and prospects.

We use our trade name “Uni-Fuels” as our brand, which plays a critical role in our business operations. It serves as our unique identifier in the market and represents not only our products and services but also the goodwill and network we have built over time. We depend on our reputation and brand name in many aspects of our business operations. As “Uni-Fuels” gains recognition, we believe it would create a network effect – customers would recommend us to others, suppliers would recognize our brand, and industry partners would collaborate more readily. However, we cannot assure you that we will be able to maintain a positive reputation or brand name for all of our products and services in the future. Our reputation and brand name may be materially and adversely affected by a number of factors, many of which are beyond our control, including:

●	adverse associations with third party suppliers from whom we procure marine fuels, including with respect to the quality of their marine fuels;

●	lawsuits and regulatory investigations against us or otherwise relating to our services or industry;

●	improper or illegal conduct by our employees, suppliers and others parties, that is not authorized by us; and

●	adverse publicity associated with us, our services or our industry, whether founded or unfounded.

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Moreover, fuel spills by other industry participants or other environmental incidents may garner negative press, potentially casting a shadow over the entire marine fuel industry. Such incidents could lead to heightened regulatory scrutiny, increased operational costs, and damage to the industry’s reputation, all of which may adversely affect our financial performance and stock price.

Any damage to our brand name or reputation as a result of these or other factors may cause our services to be perceived unfavorably by customers and the existing and prospective employees, suppliers and others parties, and our business operations and prospects could be materially and adversely affected as a result.

Our insurance may not provide adequate coverage for all potential losses and claims relating to our business operations and/or assets, and any uninsured losses incurred, may be substantial and therefore adversely affect our operations and financial results.

We maintain insurance coverage against, among other things, physical property of the Company, public liability insurance such as fire insurance, insurance for work injury that also includes third party bodily injury that occurs within our office premises, medical insurance policies that cover outpatient, hospitalization, surgical and dental, personal accident insurance, as well as business travel insurance for our employees. However, our insurance coverage may not adequately protect us against all potential claims, damages and liabilities that we may incur in the course of our business operations, which may result in an adverse effect on our business. If we are held responsible for any damages, liabilities or losses and our insurance is insufficient or unavailable to cover the claims, there would be an adverse effect on our business, results of operations and financial position.

In addition, there is no guarantee that insurance coverage will always be available to us at economically favorable premiums (or at all) or that, in the event of a claim, the level of insurance currently maintained by us or in the future is or will be adequate or cover the entire claim/liability. We may be subject to liabilities which have not been insured adequately at all. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

With respect to losses which are covered by our insurance policies, it may be a difficult and lengthy process to recover such losses from insurers. In addition, we may be unable to recover the amount from the insurer. Even we are able to recover certain losses from our insurers, our premiums might increase and it might be hard for us to renew our insurance policies. Therefore, if we are held liable for uninsured losses or amounts and claims for insured losses exceeding our insurance coverage, our operations and financial results may be adversely affected.

Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

Acquisitions involve inherent risks, such those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. Acquisitions may result in our assumption of unexpected liabilities and the diversion of management’s attention from the operation of our business. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

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In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

Our ability to operate effectively could be impaired if we fail to attract and retain our key management and employees.

Our success depends, in part, upon the continuing contributions of key management and employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled personnel. The loss of the services of any of our key management and employees or the failure to attract or replace qualified personnel may have a material and adverse effect on our business.

Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders may materially and adversely affect our reputation and Share price.

Negative publicity or announcements relating to our Group or any of our Directors, Executive Officers or Major Shareholders, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in our industry, consequently affecting our relationships with our customers and car dealers. In addition, such negative publicity may affect market perception of our Group and the performance of our Share price.

Negative publicity or announcements may include, among others, newspaper reports of accidents at our work places, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our Directors, Executive Officers or Major Shareholders. Any claims and legal actions brought forward by our customers may also have a negative impact on our brand image. If our customers, suppliers or sub-contractors subsequently lose confidence in us, this could result in the termination of business relationships or fewer referrals or invitations to tender or quote for the services we provide or other contracts. To this end, our business, financial condition, results of operations and prospects may be adversely impacted.

We may be involved in legal proceedings arising from our business operations from time to time which adversely affect our business, financial condition and results of operations.

We are currently not involved in any legal proceedings. We may be subject to disputes with and subject to claims from our customers, suppliers, employees or third parties from time to time through the ordinary course of our business. There is no assurance that we may resolve every instance of a dispute through negotiation and/or mediation with the relevant parties involved. Legal proceedings can involve substantial costs, including the costs associated with defending ourselves or initiating legal proceedings against other parties in the interests of our Group. In the event of an unfavorable outcome from such legal proceedings, we may be liable to incur significant costs and damages which may adversely affect our business, financial condition and results of operations.

Regional or global conflicts may materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine in early 2022 has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this report, to the best knowledge of the Company, we (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine.

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Similarly, the war in Gaza is unpredictable and may expand into a regional or even possibly a global conflict. To date, this newest chapter in the long Middle East conflict has not resulted in any material adverse impact on the Company, but a prolonged conflict and/or significant escalation of hostilities would likely cause disruption in international relations and global trade, which in turn would likely adversely affect our business and the price of our Class A Ordinary Shares.

The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by regional or global conflicts or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in any regional or global conflicts, as conflicts and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others due to these regional or global conflicts, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to regional or global conflicts which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Tariff wars and trade uncertainties could adversely affect our operations and financial performance.

We face risks to our operations, financial condition, and results of operations from ongoing tariff wars and trade uncertainties affecting global markets. On April 2, 2025, President Trump issued an Executive Order imposing a 10% customs duty on all goods imported into the US, effective April 5, 2025, with higher duties up to 50% on imports from specific countries. Tariffs can delay or disrupt the flow of marine fuels and related products, affecting not only our ability to serve shipping companies efficiently but also complicating additional shipping services that we occasionally provide. In our sales transactions, timely delivery is paramount, and any disruptions could damage customer trust. In our brokerage business, even though third-party suppliers handle the fulfillment, any market instability could lead to reduced transaction volumes and lower commission rates. Additionally, trade-related volatility in commodity prices and foreign exchange rates could complicate financial forecasting and lead to revenue instability. There can be no assurance that we can fully counteract the adverse effects of trade disruptions. The evolving nature of global tariff policies, including the potential for further escalation or broader economic downturns, could exacerbate these challenges and have a material adverse effect on our business, financial performance, and growth prospects.

Risks specific to our brokerage services

Our revenue generated from brokerage services heavily relies on one-off commission income, and there is no guarantee of recurring sales from our existing customers.

Our revenue generated from brokerage services is primarily generated through commission for acting as intermediary between marine fuels suppliers and customers. This commission is largely one-off, and tied to each individual transaction. We have developed various marketing channels to generate recurring business from existing customers, referrals, and direct marketing. However, we cannot guarantee that we will be able to generate increasing commission from recurring customers or successfully arrange marine fuels supply between new suppliers and customers. Our commission income is vulnerable to fluctuations given the one-off nature of a large portion of our commissions, and our financial position may be negatively affected if we are unable to maintain or grow our commission income.

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Our brokerage income is tied to the successful completion of transactions between suppliers and buyers, the process of which we have no control over.

The Company’s brokerage revenue hinges entirely on facilitating successful transactions between marine fuels buyers and suppliers. Any disruption in this transactional process poses a significant risk to us. For instance, if a customer encounters financial difficulties and fails to complete a transaction, the company may not receive its brokerage fee despite having invested time and resources in facilitating the deal. Similarly, if a fuel supplier experiences logistical challenges or fails to meet contractual obligations, transactions may be delayed or canceled, resulting in lost brokerage opportunities for the Company.

Moreover, the brokerage process itself can be complex and time-consuming, involving negotiation, documentation, and coordination between multiple parties. Any delays or inefficiencies in this process can not only strain customer relationships but also impact the Company’s ability to generate timely revenue. Additionally, disputes between customers and suppliers, whether related to pricing, quality, or delivery, can lead to transactional breakdowns and potential legal entanglements, further complicating the brokerage process and jeopardizing the company’s income stream.

We are subject to counterparty risks.

As an intermediary between marine fuels suppliers and customers, our brokerage business relies heavily on establishing and maintaining relationships with both suppliers and customers. There is inherent risk associated with the creditworthiness, reliability and integrity of these counterparties. Failure of a customer to fulfil payment obligations or of a supplier to deliver contracted marine fuels quantities could lead to financial losses, contractual disputes and damage to the Company’s reputation. Additionally, unforeseen events such as supplier insolvency or customer default could impact the Company’s ability to facilitate transactions effectively, thereby affecting revenue generation.

Technology and Cybersecurity Risks

Information technology failures and data security breaches could have an adverse effect on our business, financial condition and results of operations.

We rely upon our information technology and communications systems to support key business functions and the efficient operation of these systems is critical to our business. Our information technology systems, including our back-up systems and external cloud services, could be damaged or interrupted by power outages, computer or telecommunications failures, viruses, security breaches, natural disasters, and/or errors by our employees, service providers or vendors. A significant disruption in the functioning of these systems could damage our reputation, impair our ability to conduct our business, impact our credit and risk exposure decisions, cause us to lose customers, subject us to litigation and/or require us to incur significant expense to address and remediate or otherwise resolve these issues, which could have an adverse effect on our business, financial condition and results of operations.

Increased dependence on technology may hinder the Company’s business operations and adversely affect its financial condition and results of operations if such technologies fail.

The Company has implemented or acquired a variety of technological tools including both Company-owned information technology and technological services provided by outside parties. These tools and systems support critical functions including customer relationship management, contractual documentation and financial reporting, among others. The failure of these or other similarly important technologies, or the Company’s inability to have these technologies supported, updated, expanded, or integrated into other technologies, could hinder its business operations and adversely impact its financial condition and results of operations.

Although the Company has, when possible, developed alternative sources of technology and built redundancy into its computer networks and tools, there can be no assurance that these efforts would protect against all potential issues related to the loss of any such technologies.

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Cyber-attacks or acts of cyber-terrorism could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information.

Our business operations and information technology systems may be vulnerable to an attack by individuals or organizations intending to disrupt our business operations and information technology systems, even though the Company has implemented policies, procedures and controls to prevent and detect these activities. We use our information technology systems to manage our marine fuels trading and brokerage operations and other business processes. Disruption of those systems could adversely impact our ability to safely deliver marine fuels to our customers or serve our customers timely. Accordingly, if such an attack or act of terrorism were to occur, our operations and financial results could be adversely affected.

In addition, we use our information technology systems to protect confidential or sensitive customer, employee and Company information developed and maintained in the normal course of our business. Any attack on such systems that would result in the unauthorized release of customer, employee or other confidential or sensitive data could have a material adverse effect on our business reputation, increase our costs and expose us to additional material legal claims and liability. If such an attack or act of terrorism were to occur, our operations and financial results could be adversely affected.

Risks Related to Doing Business in Singapore

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

We are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as the constitution of our Singapore operating subsidiary. In particular, we are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

The laws of Singapore and of the United States differ in certain significant respects. The application of Singapore law, in particular, the Companies Act may, in certain circumstances, impose more restrictions on us, our directors and officers than would otherwise be applicable to U.S. corporations, including those incorporated in Delaware. For example, the Companies Act requires a director to act with reasonable degree of diligence in the discharge of the duties of his or her office and, in certain circumstances, imposes liability for specified contraventions of particular statutory requirements or prohibitions. Additionally, under the Employment of Foreign Manpower Act 1990 of Singapore, we are also required to ensure that each foreign worker employed by us has a valid work pass, and in particular, the number of foreign workers employed under certain work passes (e.g. Work Permits and S Pass holders) are subject to a quota and certain other limitations. Generally, we are also required to take out mandatory insurance for accidents which arise in the course of an employee’s employment under the Work Injury Compensation Act 2019 of Singapore.

Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

During the fiscal years ended December 31, 2024 and December 31, 2023, all of our revenue was derived from our operations in Singapore. Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incident, may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

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Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns may adversely impact some of our customers who are particularly sensitive to business and consumer spending.

During economic downturns or recessions, there can be a heightened competition and increased pressure to reduce brokerage and trading fees as our customers may reduce their demand for our services. If we reduce brokerage and trading fees significantly, the result could be a negative impact on our financial condition or results of operations, profitability and cash flows.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. The COVID-19 epidemic resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures. As of the date of this report, the COVID-19 outbreak and related government measures did not adversely affect our business.

However, in the event of a resurgence of COVID-19, if a substantial number of our employees are infected with and/or are suspected of having COVID-19, and our employees are required to be quarantined and/or hospitalized, this may disrupt our ability to render services which may have a material adverse effect on our business operations and reputation of our Group.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia, and we might therefore be exposed to various risks inherent in operating and investing in the region.

We derive majority of our revenue from our operations in countries located in Southeast Asia, and we intend to continue to develop and expand our business and penetration in the region. Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

●	the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate may increase our cost of operations;

●	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our services. For example, if the ports in certain Southeast Asia regions do not operate, no orders will be received from customers with vessels based in those ports, which could affect our revenue; and

●	political changes may lead to changes in the business, legal and regulatory environments in which we operate. Volatile political situations in certain Southeast Asian countries could impact our business. For example, in Myanmar, following the military taking power in February 2021, there have been and continue to be mass protests and instability disrupting business activities. In Thailand, the risk of protest movements continues to exist and may increase political instability. In addition, presidential elections are due to take place Indonesia in 2024, where elections in the past have led to uncertainty, impacting markets and leading to unrest. In Malaysia, there have been several changes in the governing party in the past few years.

Any disruptions in our business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets we operate in could adversely affect our business, financial condition, results of operations and prospects.

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We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Prevention of Corruption Act 1960, which prohibits any person from making improper gratification as an inducement to or reward for any person doing or forbearing to do anything in respect of any matter or transaction, or any member, officer or servant of a public body doing or forbearing to do anything in respect of any matter or transaction in which such public body is concerned. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Prevention of Corruption Act 1960 or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, consolidated financial condition and results of operations.

Risks Related to Our Ordinary Shares

An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Class A Ordinary Shares.

Prior to our initial public offering in January 2025 (the “IPO”), there has been no public market for our Class A Ordinary Shares. Although our Class A Ordinary Shares are listed on Nasdaq Capital Market, there can be no assurance that there will be an active, liquid public market for our Class A Ordinary Shares after the Offering. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your Class A Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling Class A Ordinary Shares and may impair our ability to acquire other companies or technologies by using our Class A Ordinary Shares as consideration.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has ten votes per share, and our Class A Ordinary Shares, which are listed on Nasdaq, have one vote per share. Our Major Shareholders, which together hold 100% of our issued and outstanding Class B Ordinary Shares, own shares representing approximately 95.85% of the voting power of our outstanding Ordinary Shares. In addition, because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Ordinary Shares could gain significant voting control as other holders of Class B Ordinary Shares sell or otherwise convert their shares into Class A Ordinary Shares.

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We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

The prices at which our Class A Ordinary Shares trade may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

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There is no guarantee that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

We have adopted the Uni-Fuels Holdings Limited 2024 Share Incentive Plan, or the 2024 Incentive Plan, for the purpose of granting share-based compensation awards to our employees, directors and consultants to incentivize their performance and align their interests with ours. Awards may be granted under the 2024 Incentive Plan for up to 15% of the Company’s issued and outstanding Class A Ordinary Shares as of the date of our IPO or as of December 31 of the prior calendar year. As of the date of this report, no awards have been granted under the 2024 Incentive Plan. As a result of potential future grants, we expect to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of profit or loss and other comprehensive income. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional securities issued under share-based compensation plans will dilute the ownership interests of our shareholders. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by options.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— Our Class A Ordinary Share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

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We may have conflicts of interest with our Major Shareholders and, because of our Major Shareholders’ significant ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

Our Major Shareholders beneficially own 69.77% of our outstanding Shares, representing 95.85% of our total voting power in the aggregate. Accordingly, our Major Shareholders are our controlling shareholder and may have significant influence in determining the outcome of any corporate actions or other matters that require shareholder approval, such as mergers, consolidations, change of our name, and amendments of our amended and restated memorandum and articles of association.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Class A Ordinary Shares and may prevent us from doing transactions that would be beneficial to you. Conflicts of interest may arise between our Major Shareholders or any of its controlling shareholders and us in a number of areas relating to our past and ongoing relationships. Potential conflicts of interest that we have identified include the following:

●	Our board members or executive officers may have conflicts of interest. Koh Kuan Hua is also the Company’s CEO and Director. As a result, these overlapping relationships could create or appear to create conflicts of interest when he is faced with decisions with potentially different implications for either or both of them and us.

●	Sale of Class A Ordinary Shares or assets in our company. Upon expiration of the lock-up period and subject to certain restrictions under relevant securities laws and stock exchange rules, as well as other relevant restrictions, our Major Shareholders may decide to sell all or a portion of our Class A Ordinary Shares that they hold to a third party, thereby giving that third party substantial influence over our business and our affairs. In addition, our Major Shareholders may decide to sell all or a portion of our Shares in the event of default of our Major Shareholders under any applicable debt or other obligations or otherwise becomes insolvent. Such a sale of our Shares or our assets could be contrary to the interests of our employees or our other shareholders. In addition, our Major Shareholders may also discourage, delay, or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of our Company and might reduce the price of our Shares.

Our Class A Ordinary Shares may trade under US$4.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below US$4.00 per share. As a result, our Class A Ordinary Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than US$4.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile and you may not be able to buy or sell your shares when you want to.

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We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

We may pursue opportunities to grow our business through joint ventures, strategic alliance, acquisitions or investment opportunities, following the Offering. However, there can be no assurance that we will be able to obtain additional funding on terms that are acceptable to us or at all. If we are unable to do so, our future plans and growth may be adversely affected.

An issue of Class A Ordinary Shares or other securities to raise funds will dilute Shareholders’ equity interests and may, in the case of a rights issue, require additional investments by Shareholders. Further, an issue of Class A Ordinary Shares below the then prevailing market price will also affect the value of the Class A Ordinary Shares then held by investors.

Dilution in Shareholders’ equity interests may occur even if the issue of shares is at a premium to the market price. In addition, any additional debt funding may restrict our freedom to operate our business as it may have conditions that:

●	limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to be more expensive in the future. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability and reducing our financial flexibility if we take on additional debt financing.

Investors may not be able to participate in future issues or certain other equity issues of our Shares.

In the event that we issue new Shares, we will be under no obligation to offer those Shares to our existing Shareholders at the time of issue, except where we elect to conduct a rights issue. However, in electing to conduct a rights issue or certain other equity issues, we will have the discretion and may also be subject to certain regulations as to the procedures to be followed in making such rights available to Shareholders or in disposing of such rights for the benefit of such Shareholders and making the net proceeds available to them. In addition, we may not offer such rights to our existing Shareholders having an address in jurisdictions outside of Singapore.

Accordingly, certain Shareholders may be unable to participate in future equity offerings by us and may experience dilution in their shareholdings as a result.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product and services offerings and to cover operating costs and capital needs, and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Shares we are offering. Consequently, investors may need to rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands impose restrictions on our ability to declare and pay dividends.

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If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

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If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

Based upon that evaluation, our management has concluded that, as of December 31, 2024, our disclosure controls and procedures were not effective as our management has identified the following “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. We and our auditor have identified the following material weaknesses in our internal controls over financial reporting: (a) lack of appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and related disclosures, in accordance with U.S. GAAP and SEC financial reporting requirements; (b) lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function; and (c) lack of proper IT control environment, risk assessment and control activities related to Access/Logical Security, Change Management, Operation Security, Cyber Security and Service Organization Management. We intend to implement measures designed to improve our internal control over financial reporting and IT control to address the underlying causes of these material weaknesses, including i) mandate continuing professional development requirements for accounting staff to stay current with changes in U.S. GAAP; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and iii) setting up an IT team and implement a set of IT control;. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting. Our failure to correct these control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management’s assessment on our internal control over financial reporting in our annual report on Form 20-F, beginning with our annual report for the fiscal year ending December 31, 2025. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective.

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Investors may have difficulty enforcing judgments against us, our directors and management.

Uni-Fuels Holdings Limited is incorporated under the laws of the Cayman Islands and substantially all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands may recognize and enforce in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (v) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the aforementioned limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Also, our principal executive offices and substantially all of our assets are located in Singapore. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the amended and restated memorandum and articles of association of the Company (as may be amended from time to time), by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under the Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and our amended and restated memorandum and articles of association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, Directors and principal Shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our Shareholders may not know on a timely basis when our officers, directors and principal Shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors and officers liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, Directors, Executive Officers and Major Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We do not expect to be subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

As a foreign private issuer, we are entitled to rely on a provision in Nasdaq’s corporate governance rules that allows us to follow Cayman Islands corporate law with regards to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

In addition, our Audit Committee is not subject to additional Nasdaq requirements applicable to listed U.S. companies, including an affirmative determination that all members of the audit committee are “independent,” using more stringent criteria than those applicable to the Company under relevant SEC rules. Nasdaq’s corporate governance rules require listed U.S. companies to, among other things, seek shareholder approval for the implementation of certain equity compensation plans and issuances of shares, which the Company is not required to follow as a foreign private issuer. However, we voluntarily have a majority of independent directors and our audit committee consists of three independent directors.

We are a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market listing rules because Koh Kuan Hua, through his wholly owned entity Garden City Private Capital Limited, own approximately 69.77% of our outstanding shares. Pursuant to our memorandum and articles of association, an ordinary resolution to be passed at a shareholders’ meeting requires the affirmative vote of a simple majority of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution will be required for important matters such as making changes to our memorandum and articles of association (as amended from time to time). As a result, Koh Kuan Hua has the ability to control or significantly influence the outcome of matters requiring approval by shareholders. In addition, for so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. We do not currently plan to utilize the exemptions available for controlled companies, but instead, we plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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As a foreign private issuer, we are permitted, and intend, to phase-in our compliance with certain Nasdaq Listing Rules, as permitted by Nasdaq Listing Rule 5615(b)(1), instead of otherwise having to be in compliance with such rules as of the date of our initial listing on Nasdaq, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers and if we do not obtain compliance within the allotted time, we could become subject to delisting by Nasdaq.

In accordance with Nasdaq Listing Rule 5615(b)(1), as a foreign private issuer, we are permitted, and intend, to phase-in our compliance with certain Nasdaq Listing Rules, instead of otherwise having to be in compliance with such rules as of the date of our initial listing on Nasdaq. For instance, we are required to have an audit committee of at least three members that satisfies Nasdaq Listing Rule 5605(c)(2)(A), provided, however, that in light of Nasdaq Listing Rule 5615(b)(1), we have up to one year from the date of our listing to have an audit committee and members who meet such requirements. Therefore, immediately upon listing, our audit committee consists of only two members. This phased-in period of compliance may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers and if we do not obtain compliance within the allotted time, we could become subject to delisting by Nasdaq.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in the Class A Ordinary Shares to significant adverse U.S. income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; (v) our clients and our employees, (vi) us and our Major Shareholders and their controlling entities, or (vii) our dealer-shareholders and our other shareholders. As we expand the scope of our business and our client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board of Directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our Company.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our corporate affairs are governed by our amended and restated memorandum and articles of association (as may be amended from time to time, the Companies Act and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. As of the date hereof, our authorized share capital is US$50,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value US$0.0001 each. As of the date of this prospectus, 9,815,000 Class A Ordinary Shares and 22,650,000 Class B Ordinary Shares were issued and outstanding. The following are summaries of material provisions of our amended and restated memorandum and articles of association (referred to as “memorandum” and “articles of association” below) and the Companies Act insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Ordinary Shares

General. Our authorized share capital is US$50,000 divided into 450,000,000 Class A Ordinary Shares of par value US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value US$0.0001 each. All of our outstanding Class A Ordinary Shares are fully paid and non-assessable, and are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their class A ordinary shares. We may not issue shares or warrants to bearer.

Dividends. The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors (in relation to interim dividends); and (ii) our shareholders by ordinary resolution (in relation to final dividends), but no dividend may exceed the amount recommended by our board of directors. Our articles of association provide that our board of directors may declare and pay interim dividends if justified by our financial position and permitted by law.

Voting Rights. Holders of our Class A Ordinary Shares and Class B Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Shares shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who hold shares that represent not less than one-third of the outstanding shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. General meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman of our board of directors or our directors may by board resolutions call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding not less than one-third of all votes attaching to all the issued and paid up share capital of our company that as at the date of the deposit carry the right to vote at general meetings. The requisition must state the purpose of the meeting and must be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign) and delivered in accordance with the notice provisions of our amended and restated articles of association. Such meeting shall be held within two (2) months after the deposit of such requisition. If directors do not within 21 days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting.

Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution, while a special resolution is a resolution passed by a majority of not less than two-thirds of the shareholders as, being entitled to do so, vote in person or by proxy at our general meeting duly constituted in accordance with our articles of association and includes a unanimous written resolution.

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A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the memorandum and articles of association or other constitutional document of our company.

Winding Up; Liquidation.

If we are wound up, the shareholders may, subject to our articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the holders of the Class A Ordinary Shares and the holders of the Class B Ordinary Shares the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as among the Class A Ordinary Shares and the holders of the Class B Ordinary Shares; and

●	to vest the whole or any part of the assets in trustees for the benefit of the holders of the Class A Ordinary Shares and the holders of the Class B Ordinary Shares and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to terms of allotment, our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. Subject to the terms of the Companies Act and our amended and restated memorandum and articles of association we may purchase our own shares. In accordance with our amended and restated articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied and subject to any rights for the time being conferred on the shareholders holding a particular class of shares, we may issue shares on terms that are subject to redemption at our option or at the option of our shareholders on such terms and in such manner as may be determined by our board of directors.

Inspection of Books and Records. Holders of our ordinary shares have no general right under our amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exempted Company. We are an exempted company with limited liability under the Companies Act. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. A Cayman Islands exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a) the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b) the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c) the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

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Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a “data controller”, while certain of the company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky.

Differences in Corporate Law

The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of foreign jurisdiction permit such merger or consolidation. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, or (ii) three-fourths in value of each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

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(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of not less than 90% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide that, to the extent permitted by law, we will indemnify every director, or former director secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person in or about the conduct of the Company’s business or affairs or in the execution or discharge of their duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere. To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the existing director or former director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director or former director (including alternate director), the secretary or the officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of a procedure for obtaining an exemption from backup withholding in their particular circumstances.

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Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of members holding not less than 50% of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is VStock Transfer, LLC, located at 18 Lafeyette Place, Woodmere, New York 11593.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “UFG”.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A Ordinary Shares or other securities or property;

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●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Class A Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Class A Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Ogier, our Cayman Islands counsel to the extent governed by the laws of the Cayman Islands. Certain legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 are included in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 22, 2025, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1) the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 22, 2025;

(2) the Company’s Current Report on Form 6-K filed on October 28, 2025, which included our unaudited interim financial results for the six-month period ended June 30, 2025; and

(3) the Company’s Current Reports on Form 6-K, furnished with the SEC on July 21, 2025, August 4, 2025, October 17, 2025, December 5, 2025 and December 10, 2025.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 15 Beach Road, Beach Centre #05-07, Singapore 189677, Attention: Koh Kuan Hua, +65 6027 1250.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.uni-fuels.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that it is uncertain whether the courts of the Cayman Islands will (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands may recognize and enforce in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (v) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

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Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Also, our principal executive offices and substantially all of our assets are located in Singapore. In addition, most of our directors and officers are nationals or residents of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors and/or our Executive Officers, we are unaware of any reported decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Up to US$2,354,291

Uni-Fuels Holdings Limited

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

October 23, 2026